                                                                   Exhibit 10.2a

                           RETIREMENT INCOME PLAN FOR

                     SELECTIVE INSURANCE COMPANY OF AMERICA

                 Amended and Restated Effective January 1, 1997

                           RETIREMENT INCOME PLAN FOR

                     SELECTIVE INSURANCE COMPANY OF AMERICA

                As Amended and Restated Effective January 1, 1997

                                TABLE OF CONTENTS

                               Article I. The Plan

1.1          The Plan                                                          1
1.2          Applicability of the Plan                                         2

                           Article II. The Definitions

2.1          Accrued Benefit                                                   3
2.2          Act                                                               3
2.3          Actuarial Equivalent                                              3
2.4          Actuary                                                           4
2.5          Affiliated Corporation or Affiliate                               4
2.6          Annuity Starting Date                                             4
2.7          Approved Leave of Absence                                         4
2.8          Automatic Joint and Survivor Annuity                              4
2.9          Average Monthly Compensation                                      5
2.10         Beneficiary                                                       5
2.11         Benefit Service                                                   5
2.12         Board of Directors                                                5
2.13         Break Year                                                        5
2.14         Code                                                              5
2.15         Committee                                                         5
2.16         Company                                                           6
2.17         Compensation                                                      6
2.18         Deferred Retirement Date                                          8
2.19         Early Retirement Age                                              8
2.20         Early Retirement Date                                             8
2.21         Effective Date                                                    8
2.22         Eligible Employee                                                 8
2.23         Employee                                                          8
2.24         Employment Commencement Date                                      8
2.25         Highly Compensated Employee                                       8
2.26         Hour of Service                                                   9
2.27         Member                                                           11
2.28         Normal Retirement Age                                            11
2.29         Normal Retirement Benefit                                        11
2.30         Normal Retirement Date                                           11
2.31         One-Year Period of Severance                                     11
2.32         Participating Company                                            11

2.33         Plan Year                                                        11
2.34         Prior Plan                                                       12
2.35         Severance from Service                                           12
2.36         Single Life Annuity                                              12
2.37         Social Security Benefit                                          12
2.38         Termination of Employment                                        13
2.39         Total Disability                                                 13
2.40         Trust Agreement                                                  13
2.41         Trust Fund                                                       13
2.42         Trustee                                                          13
2.43         Vested Retirement Age                                            13
2.44         Vested Retirement Date                                           13
2.45         Vesting Service                                                  13
2.46         Year of Eligibility Service                                      13

                       Article III. Membership and Service

3.1          Eligible Employee                                                14
3.2          Commencement of Membership                                       14
3.3          Year of Eligibility Service                                      14
3.4          Vesting Service                                                  14
3.5          Benefit Service                                                  16
3.6          Transferred Employees                                            18
3.7          Acquisitions                                                     19
3.8          Duration                                                         19
3.9          Military Service                                                 19

             Article IV. Amount and Commencement of Date of Benefits

4.1          Normal Retirement Benefits                                       20
4.2          Early Retirement Benefits                                        21
4.3          Deferred Vested Retirement Benefits                              22
4.4          Disability Retirement Benefits                                   23
4.5          Deferred Retirement Benefit                                      24
4.6          Adjustment for In-Service Payments                               25
4.7          Notification and Special Rules for Permanent Withholding
             of Benefits                                                      25

                     Article V. Alternative Forms of Payment

5.1          Automatic Joint and Surviving Spouse Annuity                     27
5.2          Other Optional Forms of Payment                                  30
5.3          Restrictions on Distributions                                    32
5.4          Payment of Small Amounts                                         35
5.5          Distribution of Annuity Contract                                 35

                           Article VI. Death Benefits

6.1          Automatic Preretirement Surviving Spouse Benefits                36
6.2          Amount                                                           36
6.3          Commencement and Duration                                        36
6.4          Lump Sum Distribution                                            37

                           Article VII. Administration

7.1          Committee                                                        38
7.2          Compensation and Expenses                                        38
7.3          Manner of Action                                                 38
7.4          Chairman, Secretary, an Employment of Specialists                38
7.5          Records                                                          38
7.6          Administration                                                   38
7.7          Application for Benefits                                         39
7.8          Appeals from Denial of Claims                                    39
7.9          No Enlargement of Employee Rights                                39
7.10         Expenses of Administration                                       40
7.11         Facility of Distribution                                         40
7.12         Indemnity                                                        40
7.13         Non-Alienation                                                   40

                             Article VIII. Financing

8.1          Financing                                                        41
8.2          Contributions                                                    41
8.3          Non-Reversion                                                    41

                      Article IX. Amendment and Termination

9.1          Amendments to Conform with Law                                   42
9.2          Other Amendments and Termination                                 42
9.3          Form of Amendment                                                42
9.4          Limitations on Amendments                                        42
9.5          Distribution on Termination                                      42
9.6          Merger of Consolidation or Transfer                              44

                       Article X. Restrictions on Benefits

10.1         Restrictions on Benefits                                         45

                           Article XI. Applicable Law

11.1         Applicable Law                                                   46

                        Article XII. Top-Heavy Provisions

12.1         General Rule                                                     47
12.2         When Plan is Top-Heavy                                           47
12.3         When Plan is in Top-Heavy Group                                  47
12.4         Minimum Benefit                                                  48
12.5         Accelerated Vesting                                              48
12.6         Limitation on Compensation                                       49
12.7         Adjustment in Maximum Benefit Limitation                         49
12.8         Definitions                                                      49
12.9         Modification of Top-Heavy Rules                                  50

                         Article XIII. Leased Employees

13.1         Treatment of Leased Employees Under the Plan                     52
13.2         Service Not Counted                                              52
13.3         Definitions                                                      52
13.4         Construction                                                     53

                Article XIV. Qualified Domestic Relations Orders

14.1         Establishment of Procedures                                      54
14.2         Procedures for Period During Which the Qualified Status
             of an Order is Being Determined                                  54
14.3         Definitions                                                      55
14.4         Actuarial Assumptions                                            55

                     Article XV. Maximum Benefit Limitations

15.1         General Rule                                                     56
15.2         Limitation for Member Also Covered Under Defined
             Contribution Plan                                                57
15.3         Adjustment for Other Forms of Payment                            57
15.4         Adjustment for Benefits Commencing Before Social
             Security Retirement Age                                          58
15.5         Adjustment for Benefits Commencing After Social Security
             Retirement Age                                                   58
15.6         Adjustment of Limitation for Years of Service                    58
15.7         Preservation of Benefits Accrued                                 59
15.8         Limitation Year                                                  59
15.9         Definitions                                                      59
15.10        Plan Provisions Subject to Section 415 of the Code               62

Appendix A   Prior Plan Benefits                                        A1 - A36
Appendix B   Participating Companies                                          B1
Appendix C   Cost of Living Adjustment                                        C1
Appendix D   Special Early Retirement Benefits                                D1

                           RETIREMENT INCOME PLAN FOR

                     SELECTIVE INSURANCE COMPANY OF AMERICA

                 Amended and Restated Effective January 1, 1997

                               Article I. The Plan

      1.1. The Plan. SELECTIVE INSURANCE COMPANY OF AMERICA established a defined benefit plan for the benefit of its Eligible Employees effective as of January 1, 1986 known as the RETIREMENT INCOME PLAN FOR EMPLOYEES OF SELECTIVE INSURANCE COMPANY OF AMERICA AND SUBSIDIARIES (the "1986 Plan"). The 1986 Plan conformed in all respects with the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, and the Retirement Equity Act of 1984.

The 1986 Plan was amended to freeze all Members' benefit accruals as of December 31, 1988, until the Company could determine whether the Plan could satisfy the nondiscrimination requirements of Code sections 410(b) and 401(a)(4). The cessation of benefit accruals was accomplished by the adoption of Model Amendment III, as issued by the Internal Revenue Service in Notice 88-131. The cessation of benefit accruals, pursuant to Model Amendment III, was later revoked pursuant to a resolution of the Board of Directors. The Company simultaneously adopted Model Amendment IID, however, freezing the benefits of all "super highly compensated Employees" of the Company as of December 31, 1988. Model Amendment IID was subsequently revoked by a Board of Directors resolution. The revocation of Model Amendment IID was effectuated only after the Company had established that the 1986 Plan benefit formula had satisfied the nondiscrimination requirements of Code sections 410(b) and 401(a)(4) for the 1989, 1990, and 1991 Plan Years.

The 1986 Plan was subsequently amended and restated, effective as of January 1, 1987, to conform to the requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Technical and Miscellaneous Revenue Act of 1988, and other recent law and design changes. In addition, effective January 1, 1993, the 1986 Plan was renamed "THE RETIREMENT INCOME PLAN FOR SELECTIVE INSURANCE COMPANY OF AMERICA" (the "Plan"). Subsequent to its January 1, 1987 restatement, the Plan was amended (1) to reflect changes in law implemented by the Unemployment Compensation Amendments Act of 1992, the Omnibus Budget Reconciliation Act of 1993, and various other changes requested by the Internal Revenue Service in connection with the issuance of a favorable determination letter; (2) to incorporate changes in the method by which lump sum present values are calculated consistent with the Retirement Protection Act of 1994; (3) to reflect a cost-of-living increase in the monthly retirement benefits provided to Members; and (4) to increase the lump sum cashout threshold in accordance with the Taxpayer Relief Act of 1997.

The Plan is hereby restated effective as of January 1, 1997, to incorporate the aforementioned amendments and to reflect changes in law implemented by the Uniformed Services Employment and Reemployment Rights Act of 1994, the provisions of the Retirement Protection Act applicable to limits on benefits under Section 415 of the Code, the Small Business Job Protection

Act of 1996, the Internal Revenue Service Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000.

In addtion, the Plan is amended effective January 1, 2002 to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

      1.2. Applicability of the Plan. Except as otherwise provided in the text of the Plan, the provisions of this restatement are applicable only to Employees in the employ of the Company or an Affiliate on or after January 1, 1997. As restated, the Plan preserves all rights accrued and not forfeited by Members under January 1, 1987 restatement.

                             Article II. Definitions

Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.

      2.1. "Accrued Benefit" shall mean, as of any given date, the monthly amount of retirement income which would be payable under subsection 4.1, in the form of a Single Life Annuity commencing on the Member's Normal Retirement Date (or date of Termination of Employment, if later), based on the Member's Benefit Service, the Member's Average Monthly Compensation, and Social Security Benefit as of the date of calculation.

      2.2. "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.3. "Actuarial Equivalent" shall mean a form of benefit differing in time, period, or number of payments from a specific benefit provided under the Plan, but having the same value when computed using mortality and interest rate assumptions consistent with generally accepted actuarial principles applied on a consistent basis. These assumptions are outlined as follows:

      (a) General Rule. Except as provided in subsections (b) and (c) below, in determining the amount of a benefit payable in an optional form, actuarial equivalence shall be based on the 1984 Unisex Pension Mortality Table (UP-1984) set back two years for both males and females and a 8 percent assumed rate of interest.

      (b)   Lump Sum Distributions.

            (1) In determining the amount of a lump sum distribution under the Plan, actuarial equivalence shall be determined on the basis of the Applicable Mortality Table and the Applicable Interest Rate, as defined below:

                  (A) The "Applicable Mortality Table" shall be the 1983 Group Annuity Mortality table or such other mortality table as is prescribed by the Internal Revenue Service based on the prevailing Commissioner's standard table used to determine reserves for group annuity contracts issued on the date as of which present value is being determined.

                  (B) The "Applicable Interest Rate" for a month is the annual interest rate on 30-year Treasury securities as specified by the Commissioner for the second full calendar month preceding the first day of the Plan Year during which the Annuity Starting Date occurs rounded down to the next lowest .25%.

            (2) Notwithstanding the foregoing, effective June 1, 1995 and until May 31, 1996, in determining the amount of a lump sum distribution under the Plan, actuarial equivalence shall be determined on the basis of the assumptions below which produce the largest benefit:

                  (A) the Applicable Mortality Table and the Applicable Interest Rate; or

                  (B) the Applicable Mortality Table and the Applicable Interest Rate; provided, however, that such interest rate shall instead be determined as of the beginning of the month in which the Annuity Starting Date occurs.

      (c) In determining the adjusted maximum benefit limitations under subsection 15.4(b) (for payments commencing before age 62) and subsection 15.5 (for benefits commencing after Social Security Retirement Age), actuarial equivalence shall be based on a 5 percent assumed rate of interest and on the mortality basis outlined in (a) above.

      2.4. "Actuary" means a person (or firm of which he is a member) who is an enrolled actuary under the Act and who is engaged by, but is independent of, the Company.

      2.5. "Affiliated Corporation or Affiliate" means any corporation, trade, or business if it and the Company are members of a controlled group of corporations, or under common control, or are members of an affiliated service group (within the meaning of sections 414(b), 414(c), and 414(m) of the Internal Revenue Code, respectively).

      2.6. "Annuity Starting Date" shall mean the earlier of --

            (1) the first day of the first period for which an amount is scheduled to commence under the Plan in a benefit form requiring periodic payments, or

            (2) the date on which the Member becomes entitled to receive nonperiodic benefits under the Plan.

      2.7. "Approved Leave of Absence" shall mean any extraordinary absence authorized by the Company, under the Company's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Approved Leaves of Absence and provided further that the employee returns to employment with the Company within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Approved Leave of Absence, provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Company within the period provided by law.

      2.8. "Automatic Joint and Survivor Annuity" means an annuity described in subsection 5.1.

      2.9. "Average Monthly Compensation" shall be defined as follows:

      (a) General Rule. In the case of a Member with at least 60 complete calendar months within the last 120 complete calendar months as an Eligible Employee receiving Compensation from the Company or an Affiliate before his Termination of Employment, "Average Monthly Compensation" shall mean the monthly average of a Member's Compensation received for the period of the 60 such complete calendar months during the last 120 calendar months immediately preceding the Member's Termination of Employment for which the Member's Compensation is the highest.

      (b) Less Than 60 Complete Months of Compensation Within the Last 120 Complete Calendar Months. In the case of a Member with fewer than 60 complete calendar months within the last 120 complete calendar months as an Employee receiving Compensation from the Company or an Affiliate preceding his Termination of Employment, "Average Monthly Compensation" shall mean the monthly average of a Member's Compensation based upon the average of all consecutive full calendar months an Employee receiving Compensation from the Company or an Affiliate prior to his Termination of Employment.

Notwithstanding the foregoing, a Member's Accrued Benefit under the Plan shall not be less than the Member's Accrued Benefit as of earlier of (a) the Member's Termination of Employment, or (b) December 31, 1986, calculated using the definition of "Average Monthly Compensation" then in effect.

      2.10. "Beneficiary" means any person, persons, or entity last designated by a Member on a form supplied by the Committee to receive benefits payable in the event of the death of the Member. If no such designation is in effect at the time of death of the Member, or if no person, persons, or entity so designated shall survive the Member, the Beneficiary shall be deemed to be the Member's surviving spouse, if any; otherwise the Beneficiary shall be the estate of the Member.

      2.11. "Benefit Service" shall have the meaning set forth in section 3.5.

      2.12. "Board of Directors" means the Board of Directors of the Selective Insurance Company of America.

      2.13. "Break Year" shall mean a Plan Year in which the Employee is credited with 500 or fewer Hours of Service.

      2.14. "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

      2.15. "Committee" means the Committee appointed under the terms of section
7.1 hereof.

      2.16. "Company" means Selective Insurance Company of America, and with the approval of the Board, any other Affiliate which adopts the Plan for the benefit of its employees and is designated a Participating Company hereunder.

Notwithstanding the foregoing, if the Company or its Affiliates has a significant ownership interest in, or business relationship with, another entity (although not sufficient to cause the other entity to be an Affiliate of the Company), then by written resolution of the Board, and in accordance with Proposed Treasury Regulation section 1.401(a)(4)-11(d)(3)(B) and Internal Revenue Service Notice 92-31, such entity may be treated for certain limited purposes as a "Participating Company" such that the employees of such entity may be treated, for purposes of determining Years of Eligibility Service, Vesting Service, and/or Benefit Service, as "Eligible Employees" for purposes of this Plan.

      2.17. "Compensation"

      (a) General Rule. Compensation means an Employee's basic salary and wages paid by the Company, excluding all overtime pay, bonuses, commissions, fees, and amounts contributed by the Company under this Plan. For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Section 15.9(d) of the Plan, Compensation paid or made available during each limitation year shall include elective amounts that are not includible in the gross income of the Employee by reason of Code
            Section 132(f).

            Compensation shall be calculated on a monthly basis, subject to the limitations described at the end of this section 2.17.

      (b) Employees who Earn Less than A Year of Benefit Service In a Computation Period. For Members who earn less than a year of Benefit Service in any given computation period within the meaning of section 2.26(b)(5), the annual equivalent of such Employee's basic rate of compensation shall be used if it produces a greater amount than paragraph (a) above, which shall be determined in the following manner.

            (1) Employees Paid On a Bi-Weekly Basis. The annual equivalent of an Employee's basic rate of compensation shall equal the bi-weekly basic rate of compensation multiplied by 26. The annual equivalent determined hereunder shall be adjusted to reflect any increases in the basic rate which are effective during the course of any Plan Year.

            (2) Employees Paid On an Hourly Basis. The annual equivalent of an Employee's basic rate of compensation shall equal the hourly basic rate of compensation multiplied by 1,950. The annual equivalent determined hereunder shall be adjusted to reflect any increases in the basic rate which are effective during the course of any Plan Year.

                  Once the annual equivalent of an Employee's basic rate of compensation is determined, such amount shall be divided by 12 to produce a monthly compensation equivalent.

      (c) Effective for Plan Years beginning after December 31, 1988, the maximum amount of Compensation taken into account under the Plan for any Plan Year shall be $200,000, or such other amount as is determined by the Secretary of the Treasury to reflect a cost-of-living adjustment under the Code section 401(a)(17).

            In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 Annual Compensation Limit. The OBRA '93 Annual Compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

            For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code section 401(a)(17) shall mean the OBRA '93 Annual Compensation Limit set forth in this provision.

            If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation Limit is $150,000.

            Notwithstanding the foregoing, the Annual Compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). Furthermore, in determining benefit accruals in Plan Years beginning before January 1, 2002, the Annual Compensation of each Participant taken into account shall be $150,000 for any determination period beginning in 1996 or earlier, $160,000 for any determination period beginning in 1997, 1998 or 1999; and $170,000 for any determination period beginning in 2000 or 2001. The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year.

      2.18. "Deferred Retirement Date" means the first day of the calendar month next following the date a Member's employment with the Company terminates on or after Normal Retirement Age.

      2.19. "Early Retirement Age" means a Member's age when he has both attained age 55 and completed at least ten years of Vesting Service.

      2.20. "Early Retirement Date" means the first day of the calendar month next following the date a Member's employment with the Company terminates on or after his attainment of Early Retirement Age but before his Normal Retirement Age.

      2.21. "Effective Date" means January 1, 1986, with respect to the Plan as originally adopted. The Effective Date of this restatement is January 1, 1997.

      2.22. "Eligible Employee" means an Employee who has satisfied the provisions of subsection 3.1.

      2.23. "Employee" means any person who is actively employed by the Company or an Affiliate. Notwithstanding the foregoing, effective as of January 1, 2001, the term Employee shall not include (1) an Employee who does not receive payments for services directly from the Company's United States payroll; (2) employees of employment agencies; and (3) persons whose services are rendered pursuant to written agreements that expressly states that the service provider is not eligible for participation in the Plan. If an individual who is not classified as an Employee is retroactively reclassified as an Employee, he or she will not be eligible for benefits under the Plan for any period prior to such reclassification, nor for periods following such reclassification, unless otherwise specified by the Company.

      2.24. "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Employer.

      2.25. "Highly Compensated Employee" shall mean an Employee who:

      (a) at any time during the Plan Year or the preceding year was a more than 5% owner of the Company or an Affiliate (applying the constructive ownership rules of Section 318 of the Code); or

      (b) for the preceding year had Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year).

The term "Highly Compensated Employee" also includes any former Employee who separated from service (or has a deemed separation from service, as determined under Treasury regulations) prior to the Plan Year, performs no service for the Company or an Affiliate during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his or her 55th birthday. If the former Employee's separation from service occurred prior to January 1, 1987, he or she is a Highly Compensated Employee only if he or she satisfied the definition of Highly Compensated Employee as then in effect or received Compensation in excess of $50,000 during: (1) the year of his or her separation from service (or the prior year); or (2) any year ending after his or her 54th birthday. The Committee shall also have discretion to use any other definition of "Highly Compensated Employee" promulgated by the Secretary of Treasury.

      2.26. "Hour of Service".

      (a) General Rules. The words "Hour of Service" shall mean each hour for which the Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliate --

            (1)   for the performance of duties,

            (2) on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, Duty, or Approved Leave of Absence, or

            (3) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate;

            provided, however, that no hour shall be credited as an Hour of Service under more than one of the preceding clauses.

      (b)   Applicable Computation Period.

            (1) Hours of Service described in subsection 2.26(a)(1) shall be credited to the computation period (as defined below) in which the duties are performed.

            (2) Hours of Service described in subsection 2.26(a)(2) shall be credited to the computation period for which the Employee is compensated.

            (3) Hours of Service described in subsection 2.26(a)(3) shall be credited to the computation period to which the award or agreement for back pay pertains.

            (4)   Notwithstanding anything to the contrary in paragraph (1),
                  (2), or (3), in the case of Hours of Service to be credited to the Employee in connection with a payroll period of no more than 31 days which extends beyond the end of a computation period, all such Hours of Service shall be credited to the following computation period.

            (5) For purposes of this section, the term "computation period" shall mean the Plan Year, except that in determining whether an Employee completes a Year of Eligibility Service under section 3.3 during the 12-month period following his commencement of employment, the term "computation period" shall mean that 12-month period.

      (c) Hours Not Counted. This subsection limits the Hours of Service credited for periods during which no duties are performed and applies whether or not Hours of

      Service otherwise would have been counted for such periods under subsection 2.26(a)(2).

      (1) Unpaid Time. An hour for which an Employee is not paid, either directly or indirectly, shall not be credited except in the case of an Approved Leave of Absence.

      (2) Worker's Compensation, Disability Insurance, Unemployment Compensation. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which the employee performed no duties-

            (A) may be credited in the sole discretion of the Committee if such payment is made or due under a plan maintained solely for the purpose of complying with an applicable worker's compensation or disability insurance law, but

            (B) shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with an applicable unemployment compensation law.

      (3) Medical Reimbursement. Hours of Service shall not be credited for a payment which solely reimburses the Employee for medical or medically-related expenses incurred by the Employee.

      (4) 501 Hour Limitation. Except in the case of an Approved Leave of Absence, not more than 501 Hours of Service shall be credited under subsection 2.26(a)(2) on account of any single period during which the Employee performs no duties (whether or not such period occurs in a single calendar year).

      The Committee shall credit Hours of Service under this subsection (c) in accordance with the rules of subsections (b) and (c) of Department of Labor Reg. Section 2530.200(b)-2, which the Plan, by this reference, specifically incorporates in full within this subsection (c).

(d) Maternity and Paternity Absence. Solely for purposes of determining whether a Break Year has occurred, an Employee shall be credited with an Hour of Service for each hour which would have been credited to such Employee but for such Employee's absence from employment for maternity or paternity reasons. An absence from work for maternity or paternity reasons shall mean an absence

      (1)   by reason of the pregnancy of the Employee,

      (2)   by reason of the birth of a child of the Employee,

      (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

      (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

      No more than 501 Hours of Service shall be credited under this subsection for any such absence. Hours of Service under this subsection shall be credited in the Plan Year in which the absence from employment commences if the crediting is necessary to prevent a Break Year or, in all other cases, such Hours of Service shall be credited in the following Plan Year.

      2.27. "Member" means any Employee who has met the eligibility requirements to become a Member as set forth in Article III hereof. A Member shall also include "Retired Participants," as defined under the Prior Plan (which Prior Plan is incorporated herein by reference), solely to the extent of an amount to supplement the benefits payable pursuant to such Prior Plan for such Retired Participants and such increase is granted after December 31, 1985.

      2.28. "Normal Retirement Age" means the later of age 65 or five years of Vesting Service.

      2.29. "Normal Retirement Benefit" means a benefit described in subsection 4.1.

      2.30. "Normal Retirement Date" means the first day of the calendar month next following the date a Member attains his Normal Retirement Age.

      2.31. "One-Year Period of Severance".

      (a) A One-Year Period of Severance means each 12-consecutive-month period beginning on the date an Employee incurs a Severance from Service and ending on each anniversary of such date, provided that the Employee does not perform an Hour of Service for the Company or any Affiliate during such period.

      (b) Solely for purposes of determining whether a One-Year Period of Severance has occurred, in the case of an Employee who is absent from work beyond the first anniversary of the first date of an absence and the absence is for maternity or paternity reasons, the date the Employee incurs a Severance from Service shall be the second anniversary of the Employee's absence from employment. The period between the first and second anniversary of the first date of absence will not constitute vesting Service. For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence (1) by reason of pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

      2.32. "Participating Company" means those Affiliated Corporations set forth in Appendix B, attached hereto.

      2.33. "Plan Year" means the calendar year.

      2.34. "Prior Plan" means the Retirement Income Plan for Employees of Selected Risks Insurance Company and Subsidiaries effective November 1, 1960 and terminated December 31, 1985.

      2.35. "Severance from Service". A Severance from Service shall occur on the earlier of (a) or (b) below:

      (a) the date as of which the Employee ceases his employment with the Company and all Affiliates by reason of a quit, discharge, retirement, or his death, or

      (b) the first anniversary of the first day of an Employee's absence from employment with the Company and its Affiliates for any reason other than in (a), above.

Notwithstanding the foregoing, an Employee who is absent on account of service in the armed forces of the United States of America shall not incur a Severance from Service in contravention of federal law.

      2.36. "Single Life Annuity" means an annuity providing equal monthly payments for the lifetime of a Member with no survivor benefits.

      2.37. "Social Security Benefit" means the estimated monthly amount of an Employees' Primary Insurance Amount that a Member would be entitled to receive at age 65 under the Social Security Act in effect on the January 1 coincident with or next preceding the earlier of Termination of Employment or age 65, whichever is applicable, without regard to whether the Member receives such benefit and without regard to any changes made after said January 1. For purposes of the Plan, such estimated amount shall be determined using the following basis to determine the Member's history of covered earnings:

      (a) an average of the Member's earnings for the five complete calendar years preceding the calendar year of Termination of Employment or age 65, if earlier;

      (b) the assumption that earnings for calendar years preceding the calendar year of Termination of Employment (or age 65 if earlier) would produce the average in (a) above when assumed to increase at the same rate as the Average Per Worker Total Wages as reported by the Social Security Administration;

      (c) the Member's earnings for each year in and subsequent to the calendar year of Termination of Employment to age 65 are equal to earnings for the calendar year preceding Termination of Employment. The Social Security Benefit may be estimated using a table of amounts for varying pay ranges reflecting the foregoing assumptions. Notwithstanding the foregoing, upon submission to the Committee by a Member of documentation of actual earnings history for years previously estimated, within a reasonable period of time as determined by the Committee following the later of the Member's Termination of Employment or the time when the Member is notified of the benefit to which he is entitled, the Social Security Benefit will be adjusted based on such documentation.

      2.38. "Termination of Employment" shall mean the last date on which the Member performs duties as an Employee of the Company or an Affiliate.

      2.39. "Total Disability" means a total mental or physical inability to perform work which entitles the Employee to a disability benefit under the Company's Long-Term Disability Plan.

      2.40. "Trust Agreement" means the agreement entered into between the Company and the Trustee to carry out the provisions of the Plan.

      2.41. "Trust Fund" means the cash and other properties arising from contributions made by the Company in accordance with the provisions of this Plan and held and administered by the Trustee pursuant to the Trust Agreement to carry out the provisions of the Plan.

      2.42. "Trustee" means the Trustee or Trustees by whom the funds of the Plan are held as provided in Article VIII.

      2.43. "Vested Retirement Age" means a Member's age when he has completed five years of Vesting Service.

      2.44. "Vested Retirement Date" means, for a Member whose employment with the Company terminates after he has attained his Vested Retirement Age for reasons other than normal or early retirement or death, the first day of any calendar month following his fifty-fifth birthday as of which he makes application for the vested retirement benefit to begin, but in no event later than his Normal Retirement Age.

      2.45. "Vesting Service" shall have the meaning set forth in subsection
3.4.

      2.46. "Year of Eligibility Service" shall have the meaning set forth in subsection 3.3.

                       Article III. Membership and Service

      3.1. Eligible Employee. Each Employee who is employed by the Company shall be an Eligible Employee except for the following:

      (a)   a leased employee within the meaning of Code section 414(n).

      3.2. Commencement of Membership. Each Member who was a Member of the Plan in effect on December 31, 1996 shall continue to be a Member of the Plan. Any other Eligible Employee of the Company shall become a Member of the Plan on the first day of the calendar month coincident with or next following the latest of
--

      (a)   the date on which he attains age 21;

      (b)   the date the Employee completes one year of Eligibility Service; or

      (c)   the date on which he becomes an Eligible Employee.

      3.3. Year of Eligibility Service.

      (a) General Rule. An Employee shall be credited with a Year of Eligibility Service for any 12-month period, during which the Employee completes 1,000 Hours of Service, beginning on (a) the Employee's first day of compensated work for the Company or an Affiliate or (b) any January 1 thereafter.

      (b) Special Rule for Employees of Exchange Insurance Company. Solely for purposes of determining an Employee's Years of Eligibility Service under this Plan, each Employee who

            (1) was employed by Exchange Insurance Company on June 30, 1993, and

            (2) became an Employee of the Company on July 1, 1993, shall receive credit under this Plan for his hours of service earned while employed by Exchange Insurance Company prior to July 1, 1993 and such service shall be deemed to be Hours of Service performed for the Company under section 3.3(a) above.

      3.4. Vesting Service.

      (a)   Plan Years Commencing Prior to January 1, 1987.

            (1) General Rule. Subject to the adjustments in subsections (2) and (3), an Employee shall be credited with a year of Vesting Service for each Plan Year in which he is credited with at least 1,000 Hours of Service.

            (2) Effect of Break in Service. An Employee's years of Vesting Service completed prior to a Break Year shall be disregarded if (A) the Employee was not vested in any part of his benefits under the Plan prior to such

                  Break Year and (B) the number of consecutive Break Years equals or exceeds the greater of five or the aggregate number of years of Vesting Service completed prior to such Break Years. In determining the aggregate number of years of Vesting Service for purposes of this paragraph (2), the aggregate number of years of Vesting Service completed prior to a Break Year shall not include years of Vesting Service disregarded by reason of any prior Break Year.

            (3) Service Disregarded in Determination of Years of Vesting Service. For purposes of determining an Employee's years of Vesting Service under the Plan --

                  (A) Hours of Service credited before the Plan Year in which the Employee attains age 18 shall be disregarded, and

                  (B) Hours of Service prior to November 1, 1976 shall be disregarded if such Hours of Service were excluded under the Prior Plan.

      (b) Plan Years Commencing on or After January 1, 1987. An Employee shall be credited with Vesting Service for the Employee's period of employment with the Company and each Affiliate after December 31, 1986, determined as follows:

            (1) Vesting Service shall be determined in completed years and days, with each 365 days constituting one year of Vesting Service.

            (2) An Employee shall receive credit for Vesting Service from the date the Employee first performs an Hour of Service after December 31, 1986 until the Employee's Severance from Service.

            (3) If an Employee who has had a Severance from Service is subsequently reemployed as an Employee, the following provisions apply:

                  (A) If the Employee is reemployed before a one-Year Period of Severance occurs, the Vesting Service he had at such Severance from Service shall be reinstated upon his reemployment. If such Severance from Service resulted from a quit, discharge, or retirement, he shall receive credit (but not in excess of 12 months) for Vesting Service for the period between his Severance from Service and his reemployment. If his Severance from Service is by reason of a quit, discharge, or retirement during any absence from employment of 12 months or less for any reason other than a quit, discharge, retirement, or death, and the Employee then performs an Hour of Service within 12 months of the date he was first absent from employment, he shall receive credit for Vesting Service for the period between his Severance from Service and his reemployment.

                  (B) If the Employee is reemployed after a One-Year Period of Severance occurs, credit for Vesting Service will resume as of the date the Employee first performs an Hour of Service upon his rehire. If the Employee had attained a vested interest in any part of his benefits under the Plan, the Vesting Service he had at his Severance from Service shall be reinstated upon his reemployment by the Company or an Affiliate.

                  (C) If neither (A) nor (B) is applicable, and if the number of One-Year Periods of Severance between his Severance from Service and reemployment does not equal or exceed the greater of five or the number of years of Vesting Service he had prior to his Severance from Service, his prior Vesting Service shall be reinstated upon his reemployment by the Company or an Affiliate.

            Notwithstanding anything to the contrary in this section 3.4, each Employee with respect to whom the method of crediting Vesting Service has been changed as described above shall receive credit for Vesting Service as prescribed in Department of Labor regulation section 2530.2b-9(g).

      (c) Special Rule for Employees of Exchange Insurance Company. Solely for purposes of determining an Employee's years of Vesting Service under this Plan and for purposes of determining an Employee's Early Retirement Age hereunder, each Employee who

            (1) was employed by Exchange Insurance Company on June 30, 1993, and

            (2) became an Employee of the Company on July 1, 1993, shall receive credit under this Plan for his vesting service earned while employed by Exchange Insurance Company prior to July 1, 1993 and such service shall be deemed to be Vesting Service performed for the Company under section 3.4(b) above.

      3.5. Benefit Service. Benefit Service shall mean the service which shall be used in determining the amount of a Member's benefit under the Plan, determined as follows:

      (a)   Plan Years Commencing Prior to January 1, 1987.

            (1) General Rule. A full year of Benefit Service shall be earned for each Plan Year for which an Eligible Employee is credited with at least 1,907 Hours of Service. Only those Hours of Service credited after becoming a Member in the Plan shall be taken into account under this section 3.5(a).

            (2) Partial Year of Benefit Service. An Eligible Employee shall earn a partial year of Benefit Service if he is credited with fewer than 1,907 Hours of Service, determined as follows:

                       Hours of Service              Year of Benefit Service
                       ----------------              -----------------------
                         1907 or more                              1
                           1734-1906                           11/12
                           1561-1733                             5/6
                           1387-1560                             3/4
                           1214-1386                             2/3
                           1041-1213                            7/12
                           867-1040                              1/2
                            694-866                             5/12
                            521-693                              1/3
                            347-520                              1/4
                            173-346                              1/6
                         Less than 173                             0

            (3) Effect of Breaks in Service. Notwithstanding the foregoing, a Member who incurs one or more Break Years at a time when he is not entitled to a vested benefit under the Plan shall forfeit his years of Benefit Service completed before such Break Years if the number of such consecutive Break Years equals or exceeds the greater of (A) five or (B) the number of his years of Vesting Service prior to incurring `such Break Year.

            (4) Prior Plan Service. An Employee who was a participant in the Prior Plan as of December 31, 1985 shall be credited with his total years of benefit accrual service as of December 31, 1985 as determined in accordance with the Prior Plan provisions then in effect.

      (b) Plan Years Commencing on or After January 1, 1987. An Employee shall be credited for Benefit Service after December 31, 1986 for the Employee's period of employment with the Company and each Affiliate after December 31, 1986, determined as follows:

            (1) Benefit Service shall be determined in completed years and days, with each 365 days constituting one year of Benefit Service.

            (2) An Employee shall receive credit for Benefit Service from the later of (A) the date the Employee first performs an Hour of Service after December 31, 1986 and (B) the date the Employee becomes a Member of the Plan until the Employee's Severance from Service.

            (3) If an Employee who has had a Severance from Service is subsequently reemployed as an Employee, the following provisions apply:

                  (A) If the Employee is reemployed before a one-Year Period of Severance occurs, the Benefit Service he had at such Severance from Service shall be reinstated upon his reemployment.

                  (B) If such Severance from Service resulted from a quit, discharge, or retirement, he shall receive credit (but not in excess of 12 months) for Benefit Service for the period between his Severance from Service and his reemployment. If his Severance from Service is by reason of a quit, discharge, or retirement during any absence from employment of 12 months or less for any reason other than a quit, discharge, retirement, or death, and the Employee then performs an Hour of Service within 12 months of the date he was first absent from employment, he shall receive credit for Benefit Service for the period between his Severance from Service and his reemployment.

                  (C) If the Employee is reemployed-after a one-Year Period of Severance occurs, credit for Benefit Service will resume as of the date the Employee first performs an Hour of Service upon his rehire. If the Employee had attained a vested interest in any part of his benefits under the Plan, the Benefit Service he had at his Severance from Service shall be reinstated upon his reemployment by the Company or an Affiliate.

                  (D) If neither (A) nor (B) is applicable, and if the number of one-Year Periods of Severance between his Severance from Service and reemployment does not equal or exceed the greater of five or the number of years of Benefit Service he had prior to his Severance from Service, his prior Benefit Service shall be reinstated upon his reemployment by the Company or an Affiliate.

                  (E) Notwithstanding anything to the contrary in this section 3.5, each Employee with respect to whom the method of crediting Benefit Service has been changed as described above shall receive credit for Benefit Service as prescribed in Department of Labor Regulation section 2530.2b-9(g).

      3.6. Transferred Employees.

      (a) An Employee who is transferred from the employ of a non-participating Affiliate into the employ of the Company or a Participating Affiliate shall receive credit for Eligibility Service and Vesting Service computed as provided in sections 3.3 and 3.4, hereof for all his employment with the Company and Affiliates, before and after such transfer. He shall be credited with Benefit Service hereunder for his employment with the Company as an Eligible Employee after such transfer as provided in section 3.5.

      (b) A Member who is transferred to the employ of a non-participating Affiliate shall continue to accrue Eligibility Service and Vesting Service as provided in subsections 3.3 and 3.4, hereof but, shall not receive credit for Benefit Service under this Plan during the period he is an ineligible employee. Any retirement benefit he may become entitled to under this Plan shall be determined on the basis of his Vesting Service before and after such transfer, on the Benefit Service and pay he had prior to the transfer, and on the applicable benefit formula under the Plan in effect at the time of the transfer.

      3.7. Acquisitions. If the Company or an Affiliate: acquires a controlling ownership interest in a business entity such that the entity becomes an Affiliate of the Company, or acquires the assets of another entity so that the employees of such business entity become Employees of the Company or an Affiliate, then the following rules will apply with respect to the employees of the acquired entity:

      (a) Solely for purposes of determining whether an Employee has completed a Year of Eligibility Service, Hours of Service credited to the Employee while employed by the acquired entity prior to its acquisition by the Company or its Affiliates shall be deemed to be Hours of Service performed in the employ of the Company under section 3.3 above; and

      (b) Solely for purposes of determining an Employee's years of Vesting Service, service credited to the Employee while employed by the acquired entity prior to its acquisition by the Company or its Affiliates shall be deemed to be service performed in the employee of the Company under section 3.4 above;

but only to the extent the Board of Directors approves the recognition of service for a predecessor employer by written resolution and such resolution is consistent with Treasury regulations issued under Code section 414(a).

      3.8. Duration. An Employee who becomes a Member shall continue to be a Member until his employment with the Company terminates and he is no longer entitled to receive any benefits hereunder.

      3.9 Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

              Article IV. Amount and Commencement Date of Benefits

      4.1. Normal Retirement Benefits.

      (a) Eligibility. A Member's Normal Retirement Benefit shall become non-forfeitable on attainment of Normal Retirement Age. A Member whose employment with the Company terminates on or after he has attained his Normal Retirement Age shall be eligible to receive a Normal Retirement Benefit under the Plan payable in the form of a Single Life Annuity, except as provided in Article V below.

      (b) Amount. A Member's monthly Normal Retirement Benefit shall be determined as of his Normal Retirement Age and shall be equal to an amount which equals the greater of (1) or (2) minus (3), where:

            (1) is 2 percent of his Average Monthly Compensation, less 1-3/7 percent of such Member's Social Security Benefit, multiplied by the Member's Years of Benefit Service, not to exceed a maximum of 35 years;

            (2) is the minimum monthly benefit, if any, accrued by those Members who were participants in the Prior Plan, on or before May 1, 1980 (which minimum monthly benefit is determined by multiplying 1-3/7 percent of the lesser of --

                  (A) Such Member's Average Monthly Compensation as of May 1, 1980, or

                  (B) The Member's Compensation for the one month preceding May 1, 1980, by the Member's Years of Benefit Service as of May 1, 1980, not to exceed a maximum of 35 years); and

            (3) is the monthly amount, if any, of "Retirement Annuity" payable under the group annuity contract issued by the Equitable which was purchased for a Member under the Prior Plan (which amount is reflected in Appendix A, appended to Plan).

                  A Member's monthly Normal Retirement Benefit determined hereunder shall be subject to the adjustments (if any) described in Appendix C.

            Unless otherwise provided under the Plan, each section 401(a)(17) Member's Accrued Benefit under this Plan will be the greater of the Accrued Benefit determined for the Member under (i) or (ii) below:

                  (i) the Member's Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Member's total years of Benefit Service taken into account under the Plan for the purposes of benefit accruals, or

                  (ii) the sum of:

                        (a) the Member's Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the Regulations.

                        (b) the Member's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Member's years of Benefit Service credited to the Member for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

            A Section 401(a)(17) Member means a Member whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

      (c) Commencement and Duration. Monthly Normal Retirement Benefit payments shall begin as of the Member's Normal Retirement Date. Notwithstanding the preceding sentence and subject to section 4.7, a Member who attains his Normal Retirement Age but continues his employment with the Company shall receive a Normal Retirement Benefit payment for any calendar month in which he completes less than 40 Hours of Service in accordance with U.S. Department of Labor regulation 2530.203-3. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during his lifetime; provided, however, benefit payments shall be permanently withheld from any calendar month for which the Member completes forty (40) or more Hours of Service with the Company. When normal retirement benefit payments are withheld and then resumed, the resumed monthly retirement benefit payment shall be redetermined and calculated and paid as if the Member were then first terminated under section 4.5, but such benefit shall be actuarially reduced to account for any normal retirement benefit payments he may have received under this section 4.1. In no event, however, will a Member's retirement benefit at a subsequent retirement or Termination of Employment be less than his benefit at his Normal Retirement Date.

      4.2. Early Retirement Benefits.

      (a) Eligibility. A Member whose employment with the Company terminates on or after he has attained his Early Retirement Age but before his Normal Retirement Age shall be eligible to receive an early retirement benefit under the Plan.

      (b) Amount. A Member's monthly early retirement benefit shall be an amount computed in the same manner as a normal retirement benefit under subsection 4.1(b) as in effect at his Termination of Employment, reduced by 1/180th per complete calendar month, for the first 60 months by which his first early retirement benefit payment precedes his attainment of Normal Retirement Age, and reduced by 1/360th per complete calendar month, for the next 60 months by which his first early retirement benefit payment precedes his attainment of Normal Retirement Age.

            A Member's monthly Early Retirement Benefit determined hereunder shall be subject to the adjustments (if any) described in Appendix C.

      (c) Commencement and Duration. Monthly early retirement benefit payments shall begin upon the Member's attainment of age 65 unless he elects to commence payment at an Early Retirement Date which is on or after the date he attains his Early Retirement Age. Application for early commencement in a payment form other than an Automatic Joint and Surviving Spouse Annuity under section 5.1 must be agreed to by the Member's spouse, if any, and must be filed no more than 90 days prior to the date the Member elects to have benefits commence. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during his lifetime; provided, however, subject to the provisions of section 4.7, if he is reemployed by the Company, his benefit payments shall be permanently suspended during (1) the period of such reemployment which precedes his Normal Retirement Age, and (2) any calendar month following the Normal Retirement Age in which he completes 40 or more Hours of Service in accordance with U.S. Department of Labor regulation 2530.203-3. Upon his subsequent retirement or Termination of Employment, his eligibility for a benefit and the amount of the benefit shall be determined and calculated and paid as if he were then first terminated, but such benefit shall be actuarially reduced to account for any early retirement benefit payments he may have received before his Normal Retirement Age. In no event, however, will a Member's retirement benefit at a subsequent retirement or termination be less than his benefit at his prior termination.

      4.3. Deferred Vested Retirement Benefits.

      (a) Eligibility. A Member whose employment with the Company terminates on or after he has attained his Vested Retirement Age but before his Early Retirement Age shall be eligible to receive a deferred vested retirement benefit under the Plan.

      (b) Amount. A Member's monthly deferred vested retirement benefit shall be an amount computed in the same manner as an early retirement benefit under subsection 4.2(b) hereof.

      (c) Commencement and Duration. Monthly deferred vested retirement benefits shall begin upon the Member's attainment of Normal Retirement Age provided, however, that a Member who has completed ten years of Vesting Service may elect to commence payment at an earlier Vested Retirement Date after attaining age 55. Application for early commencement in a payment form other than an Automatic Joint and Surviving Spouse Annuity under section 5.1 must be agreed to by the Member's spouse, if any, and must be filed no more than 90 days prior to the date the Member elects to have benefits commence. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during his lifetime; provided, however, subject to the provisions of section 4.7, if he is reemployed by the Company any benefit payments shall be permanently suspended during (1) the period of such reemployment which precedes his Normal Retirement Age, and (2) any calendar month following the Normal Retirement Age in which he completes 40 or more Hours of Service in accordance with U.S. Department of Labor regulation 2530.203-3. Upon his subsequent retirement or Termination of Employment, his eligibility for a benefit and the amount of the benefit shall be determined and calculated and paid as if he were then first retired or terminated, but such benefit shall be actuarially reduced to account for any deferred vested retirement 1 pay before his Normal Retirement Age. In no event, however, will a Member's retirement benefit at a subsequent retirement or termination be less than his benefit at his prior termination.

      4.4. Disability Retirement Benefits.

      (a) Eligibility. A Member who incurs Total Disability shall be eligible to receive a disability retirement benefit under the Plan.

      (b)   Amount.

            (1) A Member's monthly disability retirement benefit shall be an amount computed in the same manner as a normal retirement benefit under subsection 4.1(b) hereof, based upon the Benefit Service he would have been credited with had he remained actively employed until his Normal Retirement Age and had received the same pay in each year as he had received in the year prior to his Total Disability.

            (2) A Member who incurs a Total Disability after completing at least ten years of Vesting Service may elect to retire and receive a disability retirement benefit at any time after he attains age 55 but prior to his Normal Retirement Age. His benefit shall be computed in the same manner as in subparagraph (1) above, based on Benefit Service to the date of his retirement. This benefit amount shall be reduced in accordance with subsection 4.2(b) for each complete calendar month, if any, by which his first early disability retirement benefit precedes his attainment of Normal Retirement Age.

            A Member's monthly disability retirement benefit determined hereunder shall be subject to the adjustments (if any) described in Appendix C.

      (c) Commencement and Duration. Monthly disability retirement benefit payments shall begin as of the first day of the calendar month next following the Member's attainment of Normal Retirement Age. The Member may elect to have benefits commence at an earlier date as provided in paragraph (b)(2), above. Application for early commencement in a payment form other than an Automatic Joint and Surviving Spouse Annuity under section 5.1 must be agreed to by the Member's spouse, if any, and must be filed no more than 90 days prior to the date the Member elects to have benefits commence. When payments begin, they shall be paid monthly thereafter as of the first day of each succeeding month during his lifetime.

      4.5. Deferred Retirement Benefit. A Member who remains an Employee beyond his Normal Retirement Age shall be entitled to a Deferred Retirement Benefit, computed in the same manner as a Normal Retirement Benefit under section 4.1, determined with regard to all years of Benefit Service and Average Monthly Compensation attributable to all employment with the Employee both before and after his Normal Retirement Date. Notwithstanding the preceding sentence, a Member who was a Member in the Plan on or before December 31, 1987, who attained Normal Retirement Age prior to January 1, 1988 and who performs an Hour of Service on or after January 1, 1988 shall be entitled to a Deferred Retirement Benefit equal to the greater of -

      (a)   his Accrued Benefit as of the earlier of -

            (1)   January 1, 1988, or

            (2) the date of Termination of Employment, determined without regard to any years of Benefit Service or Average Monthly Compensation attributable to employment with the Company after his Normal Retirement Date, but with such monthly benefit actuarially increased (using the actuarial assumptions set forth in subsection 2.3(a)) for each full month, if any, by which his first Deferred Retirement Benefit payment follows his Normal Retirement Date; or

      (b) his Accrued Benefit as of the date of Termination of Employment, determined with regard to all years of Benefit Service and Average Monthly Compensation attributable to all employment with the Company, both before and after his Normal Retirement Date, but without regard to any actuarial increases attributable to service performed after his Normal Retirement Date.

A Member's deferred retirement benefit determined hereunder shall be subject to the adjustments (if any) described in Appendix C.

      (c) Commencement of Benefit. Subject to the provisions of Article VI, and except as provided in subsection (d) with respect to part-time service, such deferred retirement benefit payments shall commence as of the first day of the calendar month or next following his Termination of Employment.

      (d) Part-Time Service. Notwithstanding any other provision of the Plan, with respect to the period from his Normal Retirement Date to the date of Termination of Employment, the Member shall receive Normal Retirement Benefit payments for each month with respect to which he is credited with fewer than 40 Hours of Service.

      (e) Suspension of Benefits Notice Procedures. In the case of a Member who remains an Employee beyond his Normal Retirement Age, the suspension of benefits notice procedures set forth in section 4.7 shall apply for any month commencing after Normal Retirement Age for which the Participant is credited with 40 or more Hours of Service.

      4.6. Adjustment for In-Service Payments. In the case of a Member whose benefit payments commence prior to his date of Termination of Employment (pursuant to subsection 5.3(b) and on account of required commencement at age 70 1/2), amounts payable after his Termination of Employment shall be reduced to reflect the Actuarial Equivalent value of amounts paid prior to his date of Termination of Employment.

      4.7. Notification and Special Rules for Permanent Withholding of Benefits.

      (a) Notification. If (1) a Member continues employment after the attainment of his Normal Retirement Age, or (2) a Member returns to employment and is employed on or after the attainment of the Normal Retirement Age, and the Plan withholds benefit payments pursuant to subsection 4.1(c), the Plan shall notify the Member of such withholding of benefit payments by personal delivery or first class mail during the first calendar month after the attainment of the Normal Retirement Age in which the Plan withholds payments. The notification shall contain a description of the specific reason for the withholding of payments, a general description of the Plan provisions relating to the withholding, a copy of such provisions, a statement that the relevant Department of Labor regulations may be found in section 2530.203-3 of title 29, Code of Federal Regulations, and that a review of such withholding may be obtained pursuant to the claim procedure in section 7.8 of the Plan. If the summary plan description ("SPD") contains information which is substantially the same as the information required by this paragraph, the notification may refer the Member to the relevant pages of the SPD, provided that the Member is informed how to obtain a copy of the SPD or the relevant pages and provided requests for information are honored within 30 days.

      (b) Resumption and Offset of Payments. If benefit payments have been withheld on account of employment, payments shall resume no later than the first day of the third calendar month after the calendar month in which the conditions for withholding no longer exist. The initial payment upon resumption shall include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of the conditions for withholding and the resumption of payments less any amounts which are subject to offset. The Plan may offset against benefit payments any payments previously made which should have been withheld on account of employment, provided, however, that such offset shall not exceed in any one month 25 percent of the monthly benefit payment that would be due without regard to any offset except that the initial benefit payment upon the resumption of payments may be offset without limitation.

      (c) Company Authorization. The Company is authorized to use a four- or five-week payroll period end calendar month in lieu of calendar months described in subsections 4.1(c) or 4.2(c) and this section
            4.7. The Company is also authorized to adopt a verification and status determination procedure described in Department of Labor regulation 2530.203-3.

                     Article V. Alternative Forms of Payment

      5.1. Automatic Joint and Surviving Spouse Annuity.

      (a) General Rule. In lieu of the retirement benefits otherwise payable as a Single Life Annuity under Article IV hereof, the benefit of a married Member who is entitled to receive monthly annuity payments under the Plan shall be immediately payable in the form of an Automatic Joint and Surviving Spouse Annuity (as defined below) unless he has elected otherwise pursuant to paragraph (c).

      (b) Definition. "Automatic Joint and Surviving Spouse Annuity" shall mean an annuity that is the Actuarial Equivalent of a Single Life Annuity, provides a reduced level monthly benefit to the Member for his lifetime and, upon his death, an annuity for the life of his surviving spouse (to whom he is then married) in a monthly amount equal to one half of the amount payable to the Member during his life.

      (c)   Election Procedures.

            (1) General Rule. A married Member may elect in writing, on a form supplied by the Committee, to waive an Automatic Joint and Surviving Spouse Annuity, and to receive his benefits in the form of a Single Life Annuity or in accordance with an optional form of payment described in section 5.2. Any election by a Member pursuant to this paragraph (1) must be filed with the Committee within the election period described in paragraph (5). For such an election to be effective-

                  (A) the Member's spouse must consent in writing to such election;

                  (B)   such election must designate a Beneficiary;

                  (C) the Member's spouse must acknowledge the financial consequences of such consent; and

                  (D) such spouse's consent must be witnessed by a notary public.

            (2) Exception to Consent Requirement. The consent of a Member's spouse shall not be required where-

                  (A) the Member has elected a joint and survivor benefit with his spouse as his contingent annuitant under subsection 5.2(b);

                  (B) the Committee determines that the required consent cannot be obtained because there is not a spouse or the Member's spouse could not be located;

                  (C) the Committee determines that the Member is legally separated;

                  (D) the Committee determines that the Member has been abandoned within the meaning of local law and there is a court order to that effect; or

                  (E) there exists any other circumstance (as determined by the Committee) prescribed by law as an exception to the consent requirement.

            (3) Revocation and Modification. An election by a Member, pursuant to paragraph (1), to waive an Automatic Joint and Surviving Spouse Annuity may be revoked by the Member, in writing, without the consent of his spouse at any time during the election period. Any subsequent election by a Member to waive an Automatic Joint and Surviving Spouse Annuity or any subsequent modification of a prior election (other than a revocation of a waiver of an Automatic Joint and Surviving Spouse Annuity or a change in the form of payment or designation of Beneficiary where there is in effect a valid general consent with respect to the form of payment or designated Beneficiary (whichever is applicable)), must comply with the requirements set forth in paragraph (1) above. A spouse's consent shall be considered a "general consent" if the following requirements are satisfied-

                  (A) the consent permits the Member to waive the Automatic Joint and Surviving Spouse Annuity

                  (B) the consent permits the Member to change the optional form of benefit payment and/or the designated Beneficiary without any requirement of further consent by the spouse; and

                  (C)   the spouse acknowledges in the consent that

                        (i) he has the right to limit consent to a specific optional form of benefit and/or Beneficiary (as applicable), and

                        (ii) that he voluntarily relinquishes either or both of such rights (as applicable).

            (4) Validity of Spousal Consent. Any consent or election under this provision shall be valid only with respect to the spouse who signs the consent or, if the spouse's consent is excused by the Committee pursuant to paragraph (2) above, the spouse so excused, but shall be irrevocable once made.

            (5) Election Period. For purposes of this section 5.1, a Member's "election period" shall be the 90-day period ending on the Annuity Starting Date.

      (d) Notification. With regard to an election, the Committee shall provide each Member within the notice period described below, a written explanation of --

            (1) the terms and conditions of the Automatic Joint and Surviving Spouse Annuity;

            (2) the Member's right to make, and the effect and financial consequences of, a waiver of the Automatic Joint and Surviving Spouse Annuity;

            (3) for notices required to be provided in Plan Years beginning on or after January 1, 1989, the relative values of the various optional forms of benefit under the Plan;

            (4) the rights of the Member's spouse regarding a waiver of the Automatic Joint and Surviving Spouse Annuity; and

            (5) the right of the Member to revoke a prior waiver of the Automatic Joint and Surviving Spouse Annuity and the effect and financial consequences of such a revocation.

            For purposes of this subsection 5.1(d), the "notice period" shall be the 60-day period beginning 90 days prior to the Annuity Starting Date.

      (e) Notwithstanding anything in Section 5.1(d) to the contrary, effective January 1, 1997, a distribution under this Plan may commence less than 30 days after the notice required by this section
            5.1 is provided to a Member, provided that:

            (1) the Committee clearly informs the Member that the Member has a right to a period of 30 days after receiving the notice to consider whether to waive the Automatic Joint and Surviving Spouse Annuity and consent to another form of distribution;

            (2) the Member is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Automatic Joint and Surviving Spouse Annuity is provided to the Member;

            (3) the Annuity Starting Date is after the date that the explanation of the Automatic Joint and Surviving Spouse Annuity is provided to the Member, provided, however, that the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Member and before the date that the distribution is permitted to commence under (9) below; and

            (4) distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the Automatic Joint and Surviving Spouse Annuity is provided to the Member.

      (f) Married Member. A Member shall not be considered to be a "married Member" for purposes of this section unless he shall have been legally married to his surviving spouse throughout the one-year period ending on the earlier of the Member's Annuity Starting Date and the date of the Member's death. If the Member marries within the one-year period preceding his Annuity Starting Date, then such Member and spouse shall be treated as having been married during the entire one-year period immediately preceding the Member's Annuity Starting Date; provided, however, that if the Member and spouse do not remain married for one year, no survivor benefit shall be due the spouse and any amount paid to the Member shall not be retroactively corrected.

      5.2. Other Optional Forms of Payment.

      (a) General. Subject to the provisions of section 5.1, a Member may elect in writing to be paid in accordance with an optional form of payment described in this subsection. An election by an unmarried Member to receive payment of his benefit in an optional form shall be valid only if he is furnished with an explanation of the material features and relative values of the optional forms of benefit within the notice period described in subsection 5.1(d). Any optional form of payment must be the Actuarial Equivalent of the benefit payable to the Member as a Single Life Annuity.

            The following optional methods of payment are available:

      (b) Joint and Survivor Annuity Option. A Member may elect to receive a reduced monthly retirement benefit during his lifetime after retirement and to have 100 percent, 75 percent, or 50 percent of such monthly amount paid to the contingent annuitant as a death benefit.

      (c)   Ten Year Certain and Life Annuity Option.

            (1) A Member may elect a ten year certain and life annuity option. This optional form of benefit payment provides for an actuarially adjusted retirement benefit payable to the Member during his lifetime with the guarantee that not less than 120 monthly retirement benefit payments will be made to the Member and his named Beneficiary.

            (2) If this optional form of benefit payment is elected and the Member dies prior to the receipt of 120 monthly payments, the balance of the guaranteed number of monthly payments will be paid to the Member's Beneficiary until a total of 120 monthly payments have been made to the Member and his Beneficiary. The first such payment to the Beneficiary shall be due and payable as of the first day of the month following the Member's death.

            (3) In the event there is no Beneficiary living at the death of the Member or if the Beneficiary should die prior to receiving the balance of the 120 monthly payments, the Actuarial Equivalent present value of the balance of the 120 monthly payments, which would otherwise have become payable to the Member's Beneficiary, shall be paid to the executors or administrators of the Member's estate.

      (d) Direct Transfers. Any Member or Beneficiary who receives a distribution which is an Eligible Rollover Distribution may elect in writing, on the form or forms approved by the Committee, to make a direct rollover pursuant to Code section 401(a)(31) and the regulations thereunder, to an Eligible Retirement Plan; provided that the amount of Eligible Rollover Distribution for the calendar year is or is reasonably expected to be at least $200 and, if only a portion of the Eligible Rollover Distribution is to be rolled over, the amount of the direct rollover is at least $500. An election to make or not to make a direct rollover with respect to payments which are a part of a series of payments shall apply to all subsequent payments unless a new election is made with respect to subsequent payments, A direct rollover of an Eligible Rollover Distribution by a Member or Beneficiary may not be made to more than one Eligible Retirement Plan. If a Member or Beneficiary fails to make a direct rollover election before the deadline chosen by the Committee, the Plan shall distribute the amount as if a direct rollover election with respect to the distribution had not been made.

            For purposes of this Section, the following definitions shall apply:

            (1) Eligible Rollover Distribution: Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
                  Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). In addition to the foregoing, effective January 1, 1999, an eligible rollover distribution shall not include any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code.

            (2) Eligible Retirement Plan: An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section Code 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. Notwithstanding the foregoing, effective January 1, 2002, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

            (3) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (4) Direct Rollover: A direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      5.3. Restrictions on Distributions.

      (a) General Rule. Notwithstanding anything in sections 5.1 or 5.2 to the contrary, unless the Member otherwise elects in writing, distribution to such Member shall not commence later than the sixtieth day after the close of the Plan Year in which occurs the latest of the following events:

            (1)   the Member attains age 65;

            (2) the Member attains the tenth anniversary of the date on which he commenced participation in the Plan; or

            (3)   the Member's Termination of Employment.

            Notwithstanding anything to the contrary in the preceding sentence, the Plan will not commence benefit payments hereunder unless the Member (or the Member's Beneficiary) files a claim for benefits with the Committee on the forms prescribed by the Committee. The provisions of this subsection 5.3(a) are intended to comply with Code section 401(a)(14) and Treasury Regulation section 1.401(a)-14.

      (b)   Latest Allowable Commencement Dates.

            (1) Basic Rule. Notwithstanding anything contained in sections 5.1 and 5.2 to the contrary, except as provided under paragraphs
                  (2) and (3), a Member's benefits under the Plan shall commence to be distributed to him no later than April 1 following the calendar year in which he attains age 70 1/2, regardless of whether his employment with the Company and its Affiliates has terminated. Notwithstanding anything in the preceding sentence, or in sections 5.1 and 5.2, to the contrary, for a Member (other than a five-percent (5%) owner) who attains age 70 1/2 on or after December 31, 1999, benefits under the Plan will not be required to begin until April 1 of the calendar year following the year in which his employment with the Company and its Affiliates terminates. The Accrued Benefit of a Member affected by the preceding sentence will be actuarially adjusted to take into account the delay in payment after the Member attained age 70 1/2; the adjustment will be calculated as (i) the Actuarial Equivalent of the Member's Accrued Benefit as of the April 1 following attainment of age 70 1/2, plus (ii) the Actuarial Equivalent of any benefits accrued after that date, reduced by (iii) the Actuarial Equivalent of any distributions made from the Plan after such date. The following additional provisions shall apply prior to January 1, 2000:

                  (A) any Member attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the year in which he attained age 70 1/2, (or by December 31, 1997 in the case of a Member who attained age 70 1/2 in
                        1996) to defer distributions until the calendar year following the calendar year in which he retires. If no such election is made, the Member will begin receiving distributions by the April 1 of the calendar year following the year in which he attained age 70 1/2 (or by December 31, 1997 in the case of a Member attaining age 70 1/2 in 1996); and

                  (B) any Member who attained age 70 1/2 in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which he retires. There shall be a new Annuity Starting Date upon recommencement of distributions to such a Member.

            (2) Members who Attain Age 70 1/2 Before January 1, 1988. In the case of a Member who attains age 70 1/2 before January 1, 1988, such a Member's benefits under the Plan shall commence to be distributed to him no later than the April 1 following the calendar year in which occurs the later of (A) his Termination of Employment, or (B) his attainment of age 70 1/2. Notwithstanding the preceding sentence, a Member who is a 5 percent owner (as described in section 416(i) of the Code) at any time during the Plan Year ending in or with the calendar year in which such Member attains age 66 1/2, or during any subsequent Plan Year, shall in any event commence to have his benefits distributed to him no later than the April 1 following the calendar year in which such Member attains age 70 1/2, regardless of whether he has incurred a Termination of Employment.

      (c) Periodic Benefit Payments. No election under this Article V will be effective unless the Member's total benefit will be distributed over a period that will not exceed-

            (1)   the life of the Member; or

            (2) the lives of the Member and the Member's designated Beneficiary; or

            (3) a period certain not extending beyond the life expectancy of the Member; or

            (4) a period certain not extending beyond the joint life and last survivor expectancy of the Member and the Member's designated Beneficiary.

            If benefits have commenced and the Member dies prior to receiving his entire interest under the Plan, the remaining portion of such interest shall be distributed to his designated Beneficiary at least as rapidly as under the method of distribution selected by the Member. If the Member dies prior to the commencement of benefits under the Plan and the Member has not designated a Beneficiary, any such remaining interest payable shall be fully paid within the five-year period following his death.

      (d) Required Distributions Where Member Dies Before Entire Interest is Distributed.

            (1) If benefits have commenced and the Member dies prior to receiving his entire interest under the Plan, the remaining portion of such interest shall be distributed to his designated Beneficiary at least as rapidly as under the method of distribution selected by the Member.

            (2) If the Member dies prior to the commencement of benefits under the Plan and the Member has not designated a Beneficiary, any such remaining interest payable shall be fully paid within the five-year period following his death.

            (3)   If --

                  (A) any portion of the Member's benefits are payable to a designated Beneficiary,

                  (B) such portion will be distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, and

                  (C) such distributions begin not later than December 31 of the calendar year following the calendar year in which the Member's death occurred, or such later date as the Secretary of the Treasury may by regulations prescribe, the portion referred to in subparagraph (3)(A) shall be treated as-distributed within the time required under paragraph (2).

            (4)   If the designated Beneficiary referred to in subparagraph
                  (3)(A) is the surviving spouse of the Member, the date on which distributions are required to begin under subparagraph
                  (3)(C) shall not be earlier than

                  December 31 of the calendar year in which the Member would have attained age 70 1/2.

            (5) Incidental Benefit Requirement. The minimum amount which must be distributed each calendar year shall be determined in accordance with the provisions of Q&A 6 and 7 of Treasury Regulations section 1.401(a)(9)-2.

      (e) Distributions to be Made in Accordance with Treasury Regulations. Distributions under the Plan shall be made in accordance with Treasury Regulations under section 401(a)(9) of the Code, including section 1.401(a)(9)-2. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

      5.4. Payment of Small Amounts. The Committee shall direct that the Actuarial Equivalent of a small amount benefit be paid to the Member (or, where a married Member has died, his surviving spouse) in a lump sum. A benefit shall be a small amount benefit for purposes of this subsection if the Actuarial Equivalent present value of the benefit is less than $3,500 ($5,000, effective as of May 1, 1998).

      5.5. Distribution of Annuity Contract. The Committee may in its sole discretion direct the distribution of an annuity contract to any Member who has retired or whose employment has terminated. Any such contract shall provide for payments in an amount equal to the benefits due the Member under the Plan, and, at the option of the Committee, such contract shall be made nonassignable or noncommutable before its delivery to such Member. Delivery of any such contract to a Member shall be in full satisfaction of the Member's rights hereunder, and, upon the delivery of any such contract to a Member, the Member shall no longer have any interest in the Trust Fund, but shall look solely to the insurer issuing such contract for the payment of his benefits.

                           Article VI. Death Benefits

      6.1. Automatic Preretirement Surviving Spouse Benefits. The surviving spouse of a married Member shall be eligible to receive a surviving spouse annuity benefit under this Article VI if such Member dies after he has attained Vested Retirement Age under this Plan and before such Member's Annuity Starting Date. A Member shall not be considered a "married Member" for purposes of this section unless he shall have been legally married to his surviving spouse throughout the entire one-year period preceding the date of his death.

      6.2. Amount.

      (a) Determination of Benefit. The monthly amount of the automatic preretirement surviving spouse benefit payable to a spouse eligible therefor pursuant to this Article VI shall be as follows:

            (1) If a Member dies after the date on which such Member has attained his Earliest Retirement Age (as defined below), the Member's surviving spouse will receive 100 percent of the amount of the monthly retirement benefit that the Member would have been entitled to receive if he had retired with an immediate 100 percent Joint and Survivor Annuity on the day preceding his date of death.

            (2) If a Member dies on or before the date on which such Member would have attained his Earliest Retirement Age, the Member's surviving spouse will receive 100 percent of the amount of the monthly retirement benefit that the Member would have been entitled to receive if he had --

                  (A) terminated employment on the date of his death or, if earlier, his Termination of Employment;

                  (B)   survived to his Earliest Retirement Age;

                  (C) retired with an immediate 100 percent Joint and Survivor Annuity at his Earliest Retirement Age; and

                  (D) died on the day after the date on which the Member would have attained his Earliest Retirement Age.

      (b) Earliest Retirement Age. For purposes of this Article VI, a Member's "Earliest Retirement Age" shall mean, in the case of a Member who has completed ten years of Vesting Service prior to his Normal Retirement Date, the first day of the month following attainment of age 55.

      6.3. Commencement and Duration. The monthly automatic preretirement surviving spouse benefit shall be payable to the spouse for life, beginning as of the first day of the calendar month in which the Member would have attained age 65 or, if later, the first day of the calendar month following the Member's death. The surviving spouse may elect to have benefits commence as of an earlier date which shall be the later of the first day of the calendar month in which the Member would have attained his Earliest Retirement Age or the first day of the calendar month following the Member's death. Such election shall be made by filing a written request with the Committee no more than 90 days prior to such early commencement date.

      6.4. Lump Sum Distribution. The Committee shall pay the entire amount of a surviving spouse's benefit to such surviving spouse in a lump sum payment if the Actuarial Equivalent value of such surviving spouse's benefit does not exceed $3,500 ($5,000, as of May 1, 1998).

                           Article VII. Administration

      7.1. Committee. The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall be composed of as many members (not less than three) as may be appointed from time to time and shall hold office at the pleasure of the Board of Directors. The Committee shall be the administrator of the Plan, and the Committee shall be a fiduciary under the Plan as a named fiduciary in accordance with the Act. The Committee may appoint or designate other fiduciaries hereunder and may allocate fiduciary responsibilities among them, including members of the Committee.

      7.2. Compensation and Expenses. A member of the Committee shall serve without Compensation for services if he is an Employee of the Company. He may receive reimbursement by the Company of expenses properly and actually incurred. All expenses incurred by the Committee, or a member thereof, in carrying out the duties of the Committee shall be paid by the Company.

      7.3. Manner of Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting. Upon concurrence in writing of a majority of the members at the time in office, action of the Committee may be taken without a meeting.

      7.4. Chairman, Secretary, and Employment of Specialists. The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments in their behalf and may employ at the Company's or Trust's expense such counsel, auditors, and other specialists and such clerical, actuarial, and other services as they may require in carrying out the provisions of the Plan.

      7.5. Records. All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the Secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

      7.6. Administration. The Committee shall be responsible for the administration of the Plan, including instructing the Trustee concerning all payments which should be made out of the Trust Fund pursuant to the provisions of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. In making any such determination or rule, the Committee shall pursue uniform policies as from time to time established by the Committee. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Committee shall make, or cause to be made, all reports or other filings necessary to meet the reporting and disclosure requirements of the Act which are the responsibility of "plan administrators" under the Act. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

      7.7. Application for Benefits. Each person eligible for a benefit under the Plan shall apply for such benefit by signing an application form to be furnished by the Committee. Each such person shall also furnish the Committee with such documents, evidence, data, or information in support of such application as it considers necessary or desirable.

      7.8. Appeals from Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within a reasonable period of time, setting forth the following information:

      (a)   the specific reason or reasons for the denial;

      (b) specific reference to pertinent Plan provisions on which the denial is based;

      (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

      (d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Committee, within 90 days after such notice has been received, a written request for such review; and

      (e) if such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 90-day period specified in paragraph (d) above.

The decision of the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied on appeal, in whole or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the denial is based.

      7.9. No Enlargement of Employee Rights. Neither the establishment of the Plan, nor anything contained herein or in the Trust Agreement nor any modification thereof, nor the operation of the Trust Fund or any account, nor the payment of any benefits, shall be deemed to give or be construed as conferring any legal or equitable rights upon any Employee, Member, Beneficiary, or other person whomsoever, unless such right shall be specifically provided for in the Plan or Trust Agreement, or as giving any Employee, Member, or other person whomsoever the right to require the Company either to continue his employment or to continue the Plan or the making of contributions thereunder to the Trust, nor shall it interfere with the right of the Company to discharge or retire any Employee, Member, or other person whomsoever, at any time, without regard to the effect which such treatment might have upon him as a Member in the Plan, and all Employees and Members shall remain subject to discharge to the same extent as if this Plan had never been adopted.

      7.10. Expenses of Administration. The compensation of the Trustee, any reasonable and proper attorney's fee incurred in the administration of the Trust Fund, or other reasonable and proper Plan expenses may be paid by the Trust, to the extent that they are not paid directly by the Company.

      7.11. Facility of Distribution. In the event that the Committee shall find that a Member or any other person entitled to any distribution under the Plan is unable to care for his affairs because of illness or accident or any other reason, any such distributions due may, unless claim shall have been made therefor by a duly appointed guardian, conservator, or other legal representative, be made at the direction of the Committee to the spouse, child, parent, or other blood relative or to any person deemed by it to have incurred expenses for such Member or other person entitled to distributions under the Plan, and such distribution so made shall be a complete discharge of the liabilities of the Plan therefor.

      7.12. Indemnity. The Company shall indemnify each member of the Committee (which, for purposes of this subsection, includes any Employee to whom the Committee has delegated fiduciary duties) against any and all claims, losses, damages, and expenses, including counsel fees, incurred by the Committee or member and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or Committee's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (a) the timely receipt of notice by the Company of any claim asserted against the Committee member, which notice, in the event of a lawsuit, shall be given within ten (10) days after receipt by the Committee member of the complaint, and (b) the receipt by the Company of an offer from the Committee member of an opportunity to participate in the settlement or defense of such claim.

      7.13. Non-Alienation. No benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Member or his Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind, except as provided under Internal Revenue Code sections 401(a)(13) or 414(p) or under
Article XIV of the Plan.

                             Article VIII. Financing

      8.1. Financing. The Company shall maintain a Trust Fund as a part of the Plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify any Trust Agreement from time to time to accomplish the purpose of the Plan and may replace any Trustee and appoint a successor Trustee or Trustees. The Company may appoint an investment adviser (which may be any person, persons, or organization registered under the Investment Advisers Act of
1940) to direct the Trustee with respect to investments. Each investment adviser shall acknowledge that he is a fiduciary under the Plan in writing delivered to the Company and the Trustee. The Company from time to time shall establish a funding policy which is consistent with the objectives of the Plan and communicate it to the Trustee and each investment adviser so that they may coordinate investment policies with such funding policy.

      8.2. Contributions. The Company shall make such contributions to the Trust Fund as shall be required under accepted actuarial principles to at least be sufficient to maintain the Plan as a qualified employee defined benefit plan meeting the minimum funding standard requirements of the Internal Revenue Code, subject to the right of the Company to discontinue the Plan. Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the Company's contributions under the Plan.

      8.3. Non-Reversion. The Company shall have no right, title, or interest in the contributions made to the Trust Fund under the Plan, and no part of the Trust Fund shall revert to the Company, except that --

      (a) In the event that the Plan is terminated and the Trust Fund is allocated and distributed as provided herein, any funds remaining in the Trust Fund after the satisfaction of all fixed and contingent liabilities under the Plan shall, to the extent permitted by law, revert to the Company.

      (b)   In the event that all or part of the Company's deductions under section 404 of the Internal Revenue Code for contributions to the Plan on or after the Effective Date are disallowed by the Internal Revenue Service, the portion of the contributions to which such disallowance applies shall be returned to the Company.

      (c) In the event that a contribution to the Plan on or after the Effective Date is made by a mistake of fact, then such contribution shall be returned to the Company.

A return of contributions under paragraph (b) or (c) shall be made either within one year after the disallowance of deduction, or the payment of the contribution due to a mistake of fact, as the case may be.

                      Article IX. Amendment and Termination

      9.1. Amendments to Conform With Law. The Company reserves the right to make by amendment such changes in, additions to, and substitutions for the provisions of this Plan, to take effect retroactively or otherwise, as is deemed necessary or advisable for the purpose of conforming the Plan to section 401 of the Internal Revenue Code or to any other present or future federal law relating to trusts and plans of this or similar nature and to the administrative regulations promulgated thereunder.

      9.2. Other Amendments and Termination. The Company also reserves the right to amend this Plan at any time, and from time to time, in any manner which it deems desirable, including, but not by way of limitation, to change or modify benefits payable under the Plan and to change any provision relating to the distribution of payment, or both, of any of the assets of the Trust. The Company further reserves the right to terminate this Plan at any time by resolution of its Board of Directors.

      9.3. Form of Amendment. Any such amendment shall be made by an instrument in writing, signed by a duly authorized officer or officers of the Company upon the approval of the amendment by resolution of its Board of Directors or, in the case of minor amendments required by the Internal Revenue Service, the President of the Company.

      9.4. Limitations on Amendments. The provisions of this section are subject to and limited by the following restrictions:

      (a) No amendment of this Plan shall operate either directly or indirectly to give the Company any interest whatsoever in any funds or property held by the Trustee under the terms hereof or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of persons who are at any time on or after the date hereof Members or the Beneficiaries of such person, except as provided in section 8.3.

      (b) Except to the extent necessary to produce conformity to the laws and regulations described in section 9.1, no such amendment shall operate either directly or indirectly to deprive any Member of his nonforfeitable beneficial interest as it is constituted at the time of the amendment.

      9.5. Distribution on Termination. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, an affected Member's right to his Accrued Benefit shall be one hundred percent (100%) Nonforfeitable to the extent funded The assets then held in the Trust Fund shall be allocated, after payment of all expenses of administration or liquidation, for the following purposes and in the following manner and order, to the extent of the sufficiency of such assets:

      (a) First, to provide all or that part of the benefit under Article IV hereof for each Member (or his spouse or Beneficiaries) who either
            --

            (1) began to receive benefit payments at the date which is three years prior to the date of termination of the Plan, or

            (2) could have begun to receive benefit payments at the date which is three years prior to the date of termination of the Plan if the Member had retired thereto,

            which is equal to the smallest benefit (he was receiving or could have received) which would be provided for such person under the Plan based on its provisions as in effect during the five-year period ending on the date of termination of the Plan; and, for this purpose, the lowest benefit payment received under (1) above during the three years prior to the date of termination of the Plan shall be considered to be the benefit he was receiving at the date which is three years prior to termination of the Plan. Allocation shall be made on a pro rata basis based on the then present value of the benefit under this paragraph.(a), if assets are not sufficient to provide such benefits in full.

      (b) Second, if any assets remain, to provide all or that part of the benefit under Article IV hereof which is guaranteed under section 4022 of the Act for each remaining Member (or his spouse or Beneficiaries) who qualifies under (a) above but all of whose benefit is not provided thereunder or who does not qualify under above but who --

            (1) began to receive benefit payments later than three years prior to the date of termination of the Plan; or

            (2) could have begun to receive benefit payments at the date of termination of the Plan if the Member had retired prior thereto; or

            (3) had previously terminated employment, or could have terminated employment at the date of termination of the Plan, with eligibility to receive deferred vested retirement benefit payments under section 4.3 of the Plan.

            Allocation shall be made on a pro rata basis based on the then present value of the benefits under this paragraph (b) if assets are not sufficient to provide such benefits in full.

      (c) Third, if any assets remain, to provide that part, if any, of the benefit under Article IV hereof for each Member (or his spouse or Beneficiaries) described in (a) and (b) above, which is not provided for under (a) and (b) above, in the following order of priority if such remaining assets are not sufficient to provide all or such part of such benefits for all such persons:

            (1) To provide such part of the benefits which would be provided for such person under the Plan based on its provisions as in effect at the beginning of the five-year period ending on the date of termination of the Plan and on a pro rata basis based on the then present value of such benefits under this paragraph (1) if such assets are not sufficient to provide such benefits described in this paragraph (1) in full, provided, however, if such assets are more than sufficient to provide such benefits described in this paragraph (1) in full, then the assets available under this paragraph (c) shall be allocated as provided in (2) below.

            (2) To provide such part of the benefits which would be provided for such persons under the Plan based on its provisions as in effect as amended by the most recent Plan amendment effective during the five-year period ending on the date of termination of the Plan under which the assets under this paragraph (c) are sufficient to provide such benefits in full, and with any assets remaining thereafter to be allocated to provide such part of the benefits which would be provided for such persons under the Plan based on its provisions as in effect as amended by each next succeeding Plan amendment effective during such five-year period.

      (d)   Fourth, if any assets remain, to provide all other benefits under
            Article IV or V hereof for each Member which are not provided for above, accrued to the date of termination of the Plan, and in the order of priority described in (c)(1) and (2) above if assets are not sufficient to provide such benefits in full.

      (e) If any assets remain, they shall revert to the Company as provided in section 8.3 hereof.

Distribution may be implemented through the continuance of the Trust Fund, or the creation of a new Trust Fund for that purpose, or by purchase of non-transferable annuity contracts, or by a combination thereof. Provided that no discrimination in value results, the Committee may direct that any or all of the benefits to be provided by such allocations may be computed on an actuarial basis and distributed as an Actuarial Equivalent immediate cash payment. Subject to the qualified joint and survivor annuity requirements set forth in Article V.

      9.6. Merger or Consolidation or Transfer. No merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to or from, any other Plan shall occur unless each Member in the Plan would be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                       Article X. Restrictions on Benefits

      10.1. Restriction on Benefits.

      (a) General Rule. Notwithstanding anything to the contrary in this Plan, the annual payments to a "Restricted Employee" (as defined below) are limited to an amount equal in each Plan Year to the payments that would be made on behalf of the Restricted Employee under --

            (1) a Single Life Annuity that is the Actuarial Equivalent of the Restricted Employee's Accrued Benefit and any other Benefits (as defined below) to which the Member is entitled under the Plan (other than a social security supplement), and

            (2) the amount of the payments that the Restricted Employee is entitled to receive under a social security supplement.

      (b)   Waiver of Restrictions. The restrictions imposed by this subsection
            10.1 do not apply if the requirement of paragraph (1), (2), or (3) below is satisfied --

            (1) after payment to a Restricted Employee of all Benefits payable to such Restricted Employee under the Plan, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities (as defined in Code section 412(l)(7));

            (2) the value of the Benefits payable to the Restricted Employee under the Plan is less than 1 percent of the value of current liabilities of the Plan before distribution; or

            (3) The value of the Benefits payable to the Restricted Employee under the Plan does not exceed the amount described in Code section 411(a)(11)(A) (restrictions on mandatory distributions).

      (c) Definitions. For purposes of this section 10.1 the following terms shall have the respective meanings set forth below.

            (1) "Benefit" shall mean loans in excess of the amounts set forth in Code section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee, any death benefits not provided by insurance on the Employee's life, and any other benefit described in Treasury Regulation section 1.401(a)(4)-5(b)(3)(iii)).

            (2) "Restricted Employee" shall mean the 25 Highly Compensated Employees and highly compensated former Employees with the greatest Compensation in the current or any prior Plan Year.

                           Article XI. Applicable Law

      11.1. Applicable Law. The Plan shall be governed by and construed according to the laws of the State of New Jersey and the United States of America.

                     Article XII. Top-Heavy Plan Provisions

      12.1. General Rule. In the event that the Plan is top-heavy, or is a member of a top-heavy group, the provisions of sections 12.4 through 12.7 shall apply.

      12.2. When Plan is Top-Heavy. The Plan shall be top-heavy for a Plan Year if, as of the Applicable Determination Date (as defined below), the present value of the cumulative Accrued Benefits under the Plan for Key Employees (as defined below) exceeds 60 percent of the cumulative Accrued Benefits under the Plan for all Employees (other than former Key Employees) under the Plan. Such amounts shall include the value of any distributions made with respect to the Employee during the five-year period ending on the Applicable Determination Date. The Accrued Benefits of Members who have not performed services for the Company or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account. The determination of the foregoing ratio shall be made in accordance with section 416(g) of the Code, which is incorporated herein by this reference. Notwithstanding the foregoing, the Plan shall not be top-heavy if it is part of any affiliation group of plans, as defined in subsection 12.3(a), that is not a top-heavy group.

      12.3. When Plan is in Top-Heavy Group. A Plan is a member of a top-heavy group with respect to a Plan Year if, as of the Applicable Determination Date, it is part of an affiliation group of plans which is top-heavy. For purposes of this Article --

      (a)   An "affiliation group of plans" includes each plan qualified under section 401(a) of the Code which is maintained by the Company or an Affiliate and (1) in which a Key employee is a participant, or (2) which enables any other plan in which a Key employee is a participant to meet the requirements of section 401(a)(4) or 410 of the Code.

      (b) An affiliation group of plans shall be a "top-heavy group" with respect to a Plan Year if, as of the applicable determination date, the sum of:

            (1) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and

            (2) the aggregate of the accounts of Key Employees under all defined contribution plans included in such group,

            exceeds 60 percent of a similar sum determined for all Employees (other than former Key Employees) covered under the affiliation group of plans. Cumulative accrued benefits and account balances shall be adjusted for any distribution made in the five-year period ending on the Applicable Determination Date and any contribution due but unpaid as of said Applicable Determination Date. Account balances and accrued benefits of Members who have not performed services for the Company or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account. The determination of the foregoing ratio, including the extent to which distributions (including distributions from terminated plans), rollovers, and transfers are taken into account, shall be made in accordance with section 416 of the Code and the regulations thereunder.

      12.4. Minimum Benefit.

      (a) Notwithstanding any other section of the Plan to the contrary, for any Plan Year with respect to which the Plan is top-heavy or is a member of a top-heavy group, each member who is not a Key Employee shall accrue a Normal Retirement Benefit of not less than 2 percent of the Participant's average Limitation Compensation for the five consecutive Plan Years for which such Limitation Compensation was the highest.

      (b) Subsection (a) shall not apply to a Member credited with fewer than 1,000 Hours of Service for the Plan Year.

      (c)   No additional benefit accruals shall be provided under subsection
            (a) once the total annual benefit payable under the plan in the form of a Single Life Annuity at age 65 equals or exceeds 20 percent of the Member's highest average Limitation Compensation for the five consecutive years for which such Limitation Compensation was the highest.

      (d) If a Member who is not a Key Employee is also a participant under one or more defined contribution plans in an aggregation group of plans maintained by the Company in any Plan Year in which this Plan is top-heavy, such Member shall accrue the minimum benefit described in subsection (a) above, and no additional contributions to such defined contribution plans shall be required to be made on behalf of such Participant pursuant to section 416 of the Code.

      (e) Notwithstanding subsections 4.1(c), 4.2(c), and section 4.7, if payment of the Member's benefit under the Plan is suspended during a Member's Service after his Normal Retirement Date, the benefits payable upon the subsequent commencement or resumption of payments to the Member or his Beneficiary shall be actuarially increased, using the actuarial assumptions set forth in section 2.3, to reflect the nonpayment of benefits during such period of employment.

      12.5. Accelerated Vesting.

      (a) For each Plan Year for which the Plan is top-heavy, or the Plan is a member of a top-heavy group, then a Member's interest in his Accrued Benefit shall vest in accordance with the following schedule:

                  Completed Years
                  Of Vesting Service                Vested Percentage
                  ------------------                -----------------
                      Less than 2                            0%
                      At least 2                            20%
                               3                            40%
                               4                            60%
                               5                            80%
                      6 or more                            100%

            Notwithstanding the foregoing, this subsection (a) shall not apply to the Accrued Benefit of any Participant who does not have an Hour of Service after the Plan becomes top-heavy.

            If the above accelerated vesting schedule becomes applicable, (1) the percentage of the Member's Accrued Benefit which is nonforfeitable under such schedule shall not be less than the percentage that was nonforfeitable before the Plan became top-heavy or became a member of a top-heavy group.

      (b) In a Plan Year in which the Plan is no longer either top-heavy or a member of a top-heavy group, the five-year vesting provisions contained in subsection 4.3(c) shall be restored. Notwithstanding such restoration, (1) the percentage of the Member's Accrued Benefit which is nonforfeitable after such restoration shall not be less than the percentage that was nonforfeitable before the Plan ceased to be top-heavy or ceased to be a member of a top-heavy group, and
            (2) the accelerated vesting schedule set forth in subsection (a) shall continue to apply in the case of a Member with three or more years of Vesting Service.

      12.6. Limitation on Compensation. The maximum amount of Compensation taken into account for any Plan Year shall be adjusted under Code section 415(d) to reflect cost-of-living adjustments.

      12.7. Adjustment in Maximum Benefit Limitation. For any Plan Year prior to January 1, 2000 with respect to which the Plan is top-heavy or is a member of a top-heavy group, subsection 15.9(b)(1) and (c)(1) shall be applied by substituting "1.01" for "1.25".

      12.8. Definitions. For purposes of this Article:

      (a) Applicable Determination Date shall mean, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within such calendar year as the Applicable Determination Date of the Plan. For purposes of this subsection, the term "determination date" shall mean, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The present value of an Accrued Benefit shall be determined as of the most recent valuation date, used for purposes of section 412 of the Code, which is within the 12-month period ending on the Applicable Determination Date. The actuarial assumptions used to calculate the present value of an Accrued Benefit shall be the same as set forth in Section 2.3.

      (b) Key Employee shall mean, as of any Applicable Determination Date, any Employee or former Employee, or any Beneficiary thereof, who, at any time during the Plan Year (which includes the Determination
            Date) or during the preceding four Plan Years,

            (i) is an officer of the Employer who has annual Compensation in excess of 1/2 times the dollar limit on Annual Additions to a defined benefit plan under Section 415 of the Code;

            (ii) one of the ten Employees owning the largest interests of the Employer with annual Compensation in excess of the dollar limit on Annual Additions to a defined contribution plan under Section 415 of the Code;

            (iii) a more than five percent (5%) owner of the Employer; or

            (iv) a more than one percent (1%) owner of the Employer who has annual Compensation of more than $150,000.

            The constructive ownership rules of Section 318 of the Code will apply to determine ownership in the Employer. The Committee will make the determination of who is a Key Employee in accordance with
            Section 416(i)(1) of the Code and the regulations thereunder.

      12.9. MODIFICATION OF TOP-HEAVY RULES.

      (a) Notwithstanding the foregoing, this Section shall apply for purposes of determining whether the Plan is a top-heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of
            Section 416(c) of the Code for such years.

      (b)   Determination of Top-Heavy Status.

            (i) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having Annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section

            416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

            (ii) Determination of Present Values and Amounts. This Section (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the determination date.

                  (A) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account Balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                  (B) Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

      (c)   Minimum Benefits.

            For purposes of satisfying the minimum benefit requirements of
            Section 416(c)(1) of the Code and the Plan, in determining years of service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a plan year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee.

                         Article XIII. Leased Employees

      13.1. Treatment of Leased Employees Under the Plan.

      (a) Eligibility and Vesting. Solely for purposes of determining whether a Member completed a Year of Eligibility Service and determining the years of Vesting Service which a Member has completed, service as a Leased Employee (as defined below) shall be treated as service as an Employee.

      (b) Maximum Benefit Limitation. For purposes of the maximum benefit limitations set forth in Article XV --

            (1) any contributions or benefits which are provided under a plan maintained by a Leasing organization (as defined below) and which are attributable to a Member's service as a Leased Employee performed for the Company or a Related Person (as defined below) shall be treated as provided by the recipient of such services, and

            (2) aggregate remuneration shall include amounts which are received by the Member for his service as a Leased Employee.

      (c) Benefit Accrual. A Leased Employee shall not be eligible to become a Member eligible to accrue benefits under the Plan unless and except to the extent that he shall qualify as an Employee without regard to the provisions of this Article XIII.

      13.2. Service Not Counted. This Article XIII shall not apply to a Leased Employee for any period:

      (a) during which such Member is covered by a Leasing Organization Pension Plan (as defined below), and

      (b) during which no more than 20 percent of the combined nonhighly compensated work force (within the meaning of section 414(n) of the Code) of the Recipient Company and its Affiliates is made up of Leased Employees.

      13.3. Definitions. For purposes of this section --

      (a) Leased Employee shall mean any Member who provides services for the Recipient Company and --

            (1) such services are provided pursuant to an agreement between the Recipient Company and a Leasing Organization;

            (2) such services are performed under the primary direction or control of the Recipient Company;

            (3) such Member is not a common law employee of the Recipient Company; and

            (4) such Member has performed such services for the Recipient Company and any Related Person, as a Leased Employee or a common law employee, on a substantially full-time basis for a period of at least one year.

            For purposes of the preceding sentence, a Member is considered to have performed services on a substantially full-time basis for a period of at least one year if during any consecutive 12-month period such person has either (A) performed at least 1,500 hours of service for the Recipient Company and any Related Person, or (B) performed services for the Recipient Company and any Related Person for a number of hours of service at least equal to 75 percent of the number of hours customarily performed by a common law employee of the Recipient Company or Related Person in the particular position.

      (b) Leasing Organization shall have the same meaning as under section 414(n)(2)(A) of the Code.

      (c) Leasing Organization Pension Plan shall mean a plan maintained by a Leasing organization which with respect to the Leased Employee --

            (1) is a money purchase pension plan with a nonintegrated employer contribution rate of at least 10 percent; and

            (2) provides for immediate participation and for full and immediate vesting; and

            (3) provides for immediate participation by each Employee of the Leasing Organization (other than an Employee who performs substantially all of his service for such Leasing Organization) whose "compensation" (within the meaning of section 414(n)(5)(C)(iii) of the Code) from such Leasing Organization during any year in the four-year period ending with the year in question is $1,000 or more.

      (d) Recipient Company shall mean the Company or Affiliate for which a Leased Employee performs services.

      (e) Related Person shall have the meaning prescribed in section 144(a)(3) of the Code.

      13.4. Construction. The purpose of this Article XIII is to comply with the provisions of section 414(n) of the Code. All provisions of this section shall be construed consistently therewith, and, without limiting the generality of the foregoing, no Member shall be treated as a Leased Employee except as required under such Code section 414(n).

                Article XIV. Qualified Domestic Relations Orders

      14.1. Establishment of Procedures. The Committee shall establish procedures, consistent with section 414(p) of the Code, to determine the qualified status of any Domestic Relations Order (as defined below), to administer distributions under any Qualified Domestic Relations Order (as defined below), and to provide to the Member and the Alternate Payee(s) (as defined below) all notices required under Code section 414(p) with respect to any Domestic Relations Order.

      14.2. Procedures for Period During Which the Qualified Status of an Order Is Being Determined.

      (a) General Rule. During any period in which the qualified status of a Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall cause to be segregated in an escrow account all amounts which would have been payable to any Alternate Payee(s) during such period if such order had been determined to be a Qualified Domestic Relations Order. Such segregated amounts shall be invested in interest-bearing vehicles selected by the Committee in its sole and absolute discretion.

      (b) Payment to Alternate Payee If Order Is Determined to be a Qualified Domestic Relations Order. If, by the end of the 18-month period beginning on the date the first payment would be required to be made under a Domestic Relations Order, such order (or any modification thereof) is determined to be a Qualified Domestic Relations Order, the Committee shall pay all amounts which have been segregated pursuant to paragraph (a), and any interest having accrued thereon, to the Alternate Payee(s) entitled thereto and shall instruct the Trustee to apply, on a prospective basis, the terms and provisions of such Qualified Domestic Relations Order.

      (c) Release of Funds From Escrow Account. If, by the end of the 18-month period beginning on the date the first payment would be required to be made under a Domestic Relations Order, either it has been determined that such order is not a Qualified Domestic Relations Order or the issue as to whether such order is a Qualified Domestic Relations Order has not been resolved, the Committee shall pay all amounts which have been segregated pursuant to paragraph (a), and any interest having accrued thereon, to the person or persons who would have been entitled to such amounts if there had been no order. If the Member or his Beneficiaries are not yet entitled to receive benefit payments under the Plan, such segregated amounts, and all interest having accrued thereon, shall be returned to the Trustee to be invested with the general assets of the Trust.

      (d) Subsequent Determination or Order to be Applied Prospectively. If a determination is made after the release of funds described in paragraph (c) that a Domestic Relations Order (or any modification thereof) is a Qualified Domestic Relations Order, such order shall be applied prospectively only.

      14.3. Definitions. For purposes of this section:

      (a) Alternate Payee shall mean any spouse, former spouse, child, or other dependent of a Member who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.

      (b) Domestic Relations Order shall mean any judgment, decree, or order (including approval of a property settlement agreement) which --

            (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Member, and

            (2) is made pursuant to a state domestic relations law (including a community property law).

      (c) Qualified Domestic Relations Order shall mean a Domestic Relations Order which meets the requirements of section 414(p)(1) of the Code.

      14.4. Actuarial Assumptions. In determining the qualified status of any Domestic Relations Order, the actuarial assumptions used in determining the present value of a Participant's Accrued Benefits under the Plan and the present value of any Company subsidy for early retirement shall be the assumptions specified in section 2.3.

                     Article XV. Maximum Benefit Limitations

      15.1. General Rule. Notwithstanding any provision of the Plan to the contrary, the annual Normal Retirement Benefit payable under the Plan as either a Single Life Annuity, or an Automatic Joint and Surviving Spouse Annuity, commencing at Social Security Retirement Age, together with benefits payable in the same form under other qualified defined benefit plans maintained by the Company or an Affiliate, shall in no event exceed the lesser of:

      (a) $90,000 or such other amount as shall be determined by the Secretary of the Treasury under section 415(d) of the Code to reflect cost-of-living adjustments; or

      (b) 100 percent of the Member's average Limitation Compensation (as defined below) for the three consecutive Plan Years that produce the highest average.

If the benefit the Member otherwise would accrue in any Plan Year under all such plans would produce a benefit in excess of such maximum amount, the rate of accrual under this Plan will be reduced to the extent necessary to avoid such excess.

      Notwithstanding the foregoing, effective for Plan Years ending after December 31, 2001, Benefit increases resulting from the increase in the limitations of Section 415(b) of the Code will be provided to all employees participating in the Plan who have one Hour of Service on or after the first day of the first limitation year ending after December 31, 2001.

            (i) Definitions.

            (a) Defined benefit dollar limitation. The "defined benefit dollar limitation" is $160,000, as adjusted, effective January 1 of each year, under Section 415(d) of the Code in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

            (b) Maximum permissible benefit: The "maximum permissible benefit" is the lesser of the defined benefit dollar limitation or the defined benefit compensation limitation (both adjusted where required, as provided in (1) and, if applicable, in (2) or (3) below).

            (1) If the Participant has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of participation in the Plan and (ii) the denominator of which is 10. In the case of a Participant who has fewer than 10 years of service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of years (or part thereof) of service with the Employer and (ii) the denominator of which is 10.

            (2) If the benefit of a Participant begins prior to age 62, the defined benefit dollar limitation applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the defined benefit dollar limitation applicable to the Participant at age 62 (adjusted under (a) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (i) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 8.6(c) of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate and the applicable mortality table as defined in
            Section 8.6(c) of the plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (b) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

            (3) If the benefit of a Participant begins after the Participant attains age 65, the defined benefit dollar limitation applicable to the Participant at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is actuarially equivalent to the defined benefit dollar limitation applicable to the participant at age 65 (adjusted under (a) above, if required). The actuarial equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (i) the lesser of the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in Section 8.6(c) of the Plan and (ii) the actuarial equivalent (at such age) of the defined benefit dollar limitation computed using a 5 percent interest rate assumption and the applicable mortality table as defined in Section 8.6(c) of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

      15.2. Limitation for Member Also Covered Under Defined Contribution Plan. In the case of a Member who is or has been covered under a qualified defined contribution plan maintained by the Company or an Affiliate, the rate of accrual under this Plan shall be reduced to the extent necessary to ensure that the sum of the Member's Defined Benefit Fraction (as defined below) and Defined Contribution Fraction (as defined below) does not exceed 1.0 for any Plan Year. Notwithstanding the foregoing, effective with the first Limitation Year beginning after December 31, 1999 in light of the repeal of Section 415(e) of the Code as of that date, the combined plan limit set forth in this section shall no longer be in effect.

      15.3. Adjustment for Other Forms of Payment. In the case of benefits payable in a form other than either a Single Life Annuity, or an Automatic Joint and Surviving Spouse Annuity, the limitations of sections 15.1 and 15.2 shall be applied to the amount which would be payable under the Plan if the form was a Single Life Annuity. For Limitation Years beginning after December 31, 1994, when adjusting a benefit to the Single Life Annuity form for purposes of the preceding sentence, the actuarially adjusted Single Life Annuity shall be equal to the greater of (a) the annuity benefit computed using the interest rate and mortality table used to determine Actuarial Equivalence under section 2.3(a) of the Plan, and (b) the annuity benefit computed using a 5 percent interest rate assumption and the Applicable Mortality Table defined in section 2.3(b) of the Plan. If a Member's benefit is payable in a form subject to section 417(e)(3) of the Code, the phrase "the Applicable Interest Rate, as defined in section 2.3(b) of the Plan," shall be substituted for the phrase "a 5 percent interest rate assumption" in the preceding sentence.

      15.4. Adjustment for Benefits Commencing Before Social Security Retirement Age. In the case of benefits commencing before a Member's Social Security Retirement Age, the applicable dollar limit under subsection 15.1(a) shall be reduced as follows:

      (a) Payments Commencing On or After Age 62. In the case of a Member whose payments commence on or after age 62, the applicable dollar limit shall be reduced by --

            (1)   five-ninths of 1 percent for each of the first 36 months, and

            (2) five-twelfths of 1 percent for each additional month (up to 24 months) by which the commencement date of his benefit payments precedes his Social Security Retirement Age.

      (b) Payments Commencing Before Age 62. If the benefit of a Member commences prior to age 62, the applicable dollar limit under subsection 15.1(a) shall be an annual benefit that is the actuarial equivalent of the applicable dollar limit for age 62, as determined above, reduced for each month by which benefits commence before the month in which the Member attains age 62. For Limitation Years beginning after December 31, 1994, the applicable dollar limit determined pursuant to the preceding sentence shall be the lesser of
            (1) the Actuarial Equivalent of the applicable dollar limit amount for payments commencing at age 62, and (2) the equivalent annual benefit computed using a 5 percent interest rate and the Applicable Mortality Table as defined in section 2.3(b) of the Plan.

      15.5. Adjustment for Benefits Commencing After Social Security Retirement Age. If the annual benefit of a Member commences after Social Security Retirement Age, the applicable amount under subsection 15.1(a) shall be adjusted so that it is the actuarial equivalent of either a $90,000 Single Life Annuity benefit, or an Automatic Joint and Surviving Spouse Annuity benefit, whichever is applicable, commencing at Social Security Retirement Age. For Limitation Years beginning after December 31, 1994, the equivalent annual benefit beginning after Social Security Retirement Age determined pursuant to the preceding sentence shall be the lesser of (a) the Actuarially Equivalent annual benefit; and (b) the equivalent annual benefit computed using a 5 percent interest rate and the Applicable Mortality Table as defined in section 2.3(b) of the Plan.

      15.6. Adjustment of Limitation for Years of Service.

      (a) Dollar Limitation. In the case of a Member with fewer than 120 months of Benefit Service after first becoming a Member, the applicable dollar limitation under subsection 15.1(a) shall be equal to the amount otherwise applicable times the greater of --

            (1)   10 percent, or

            (2) a fraction, the numerator of which is the number of months of Benefit Service after first becoming a Member, and the denominator of which is 120.

      (b) Compensation Limitation. In the case of a Member with fewer than 10 years of service, the applicable limitation amount under subsection 15.1(b) shall be equal to the amount otherwise applicable times the greater of --

            (1)   10 percent, or

            (2) a fraction, the numerator of which is the number of years of service credited to the Member, and the denominator of which is 10.

      15.7. Preservation of Benefits.

      (a) Preservation of Benefits Accrued Prior to January 1, 1987. Nothing in this Article XV shall limit or prohibit the payment of any benefit attributable to Benefit Service or years of employment credited and Compensation and Average Monthly Compensation earned, prior to January 1, 1987, to the extent that such payment would have been permitted under the terms of Article XV as in effect prior to January 1, 1987.

      (b) Preservation of Benefits Accrued Prior to January 1, 2000. Notwithstanding anything to the contrary, nohing in this Article XV shall cause the maximum amount payable to a Member to be less than the Member's Retirement Protection Act of 1994 Old Law Benefit.

      15.8. Limitation Year. For purposes of applying section 415 of the Code and applicable regulations, the limitation year for the Plan shall be the Plan Year.

      15.9. Definitions. For purposes of this Article XV,

      (a) Annual Addition shall mean the sum, credited to a Member's accounts under qualified defined contribution plans maintained by the Company or an Affiliate, of --

            (1) Company contributions, including amounts made under cash or deferred arrangements described in section 401(k) of the Code;

            (2)   forfeitures;

            (3) Employee contributions; provided that Employee contributions for Plan Years prior to 1987 which were disregarded under the provisions of the Plan in effect prior to January 1, 1987, shall continue to be disregarded;

            (4) for Plan Years beginning after March 31, 1984, amounts allocated to a Member medical account (as defined in section 415(l) of the Code) which is part of any defined benefit plan maintained by the Company or an Affiliate; and

            (5) amounts (derived from contributions paid after December 31, 1985, in taxable years ending after such date) attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in section 419(e) of the Code) maintained by the Company or an Affiliate.

            Restored forfeitures, repaid distributions, rollover contributions, and loan payments shall not be treated as Annual Additions. Notwithstanding the foregoing, any contributions made after a Member's Termination of Employment with the Company and its Affiliates for the purpose of providing medical care (within the meaning of Code section 419(A)(f)(2)) shall not be treated as an Annual Addition.

      (b) Defined Benefit Fraction shall mean a fraction, the numerator of which is the sum of the Member's Projected Annual Benefits (as defined below) under all qualified defined benefit plans (whether or not terminated) maintained by the Company or an Affiliate, and the denominator of which is the lesser of --

            (1) 1.25 times the dollar limitation of subsection 15.1(a) in effect for the Plan year, or

            (2) 1.4 times the Member's average Limitation Compensation for the three consecutive Plan Years that produce the highest average.

            Notwithstanding the above, if the Member was a Member in one or more defined benefit plans maintained by the Company or an Affiliate which were in existence on May 6, 1986, the denominator of this fraction shall not be less than 1.25 times the sum of the annual benefits under such plans which the Member had accrued as of the end of the last limitation year (as defined in Code section 415 and the regulations promulgated thereunder) beginning before January 1, 1987. The preceding sentence shall apply only if the defined benefit plans, individually and in the aggregate, satisfied the requirements of Code section 415 for all limitation years beginning before January 1, 1987.

      (c)   Defined Contribution Fraction.

            (1) In General. "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Member's accounts under all qualified defined contribution plans (whether or not terminated) maintained by the Company or an Affiliate for the current and all prior Plan Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Company or its Affiliates --

                  (A)   1.25 times the dollar limitation in effect under Code
                        section 415(c)(1)(A) for such year, or

                  (B) 1.4 times the amount which may be taken into account under Code section 415(c)(1)(B).

            (2) Adjustment Under Tax Reform Act of 1986. Subsection 15.9(c)(1) notwithstanding, the numerator of the Defined Contribution Fraction shall be permanently reduced (but not below zero) by an amount equal to the product of --

                  (A) the sum (determined as of December 31, 1986) of the Defined Contribution Fraction plus the Defined Benefit Fraction minus one, times

                  (B) the denominator of the Defined Contribution Fraction as of December 31, 1986.

                  Solely for purposes of this paragraph, the Defined Benefit Fraction shall be determined as if the changes to section 415 of the Code under the Tax Reform Act of 1986 were in effect.

      (d) Limitation Compensation shall mean the total of regular, overtime, bonus and other cash Compensation paid or made available to the Employee during the Plan Year, but not including amounts deferred as a result of a salary reduction election under section 401(k) of the Code and the items listed in Treasury Regulation section 1.415-2(d)(2) (relating to deferred Compensation, stock options, and proceeds from the sale of certain securities). Notwithstanding the preceding sentence, effective January 1, 1998, Limitation Compensation shall include any elective deferral (as defined under section 402(g)(3) of the Code) and any amount which is contributed by the Company or an Affiliate at the election of the Employee and which is not includible in gross income under section 125 of the Code.

      (e) Projected Annual Benefit shall mean the annual benefit to which the Member would be entitled under the terms of the Plan and all other defined benefit plans maintained by the Company or an Affiliate, if the Member continued employment until his Normal Retirement Age (or current age, if later) and the Member's Limitation Compensation for the Plan Year and all other relevant factors used to determine such benefit remained constant until Normal Retirement age (or current age, if later).

      (f) Retirement Protection Act of 1994 Old Law Benefit ("RPA '94 Old Law Benefit") shall mean the Member's Accrued Benefit under the terms of the Plan as of December 31, 1999 (the "RPA '94 Freeze Date"), for the Annuity Starting Date and optional form and taking into account the limitations of section 415 of the Code as in effect on December 7, 1994, including the particiation requirements of section 415(b)(5). In determining the amount of a Member's RPA '94 Old Law Benefit, the following shall be disregarded: (i) any plan amendment increasing amendments adopted after the RPA '94 Freeze Date; and
            (ii) any cost of living adjustments that become effective after such date. A Member's RPA '94 Old Law Benefit is not increased after the RPA '94 Freeze Date, but if the limitations of section 415 as in effect on December 7, 1994, are less than the limitations that were applied to determine the Member's RPA '94 Old Law Benefit on the RPA '94 Freeze Date, then the Member's RPA '94 Old Law Benefit will be reduced in accordance with such reduced limitation. If, at any date after the RPA '94 Freeze Date, the Member's total Plan benefit, before the application of section 415, is less than the Member's RPA '94 Old Law Benefit, the RPA '94 Old Law Benefit will be reduced to the Member's total Plan benefit. Determinations under this Article XV that are made before January 1, 2000, shall be made with respect to a Member's RPA '94 Old Law Benefit on the basis of section 415(b)(2)(E) of the Code as in effect on December 7, 1994, and the provisions of the Plan in effect on said date.

      (g)   Social Security Retirement Age shall mean --

            (1)   age 65 for a Member born before January 1, 1938;

            (2) age 66 for a Member born after December 31, 1937, but before January 1, 1955; and

            (3)   age 67 for a Member born after December 31, 1954.

      15.10. Plan Provisions Subject to Section 415 of the Code. The provisions of this Article XV are intended to meet, but not exceed, the require-ments of section 415 of the Code. If the Committee determines a conflict exists between the Plan and Section 415 of the Code (including, but not limited to, a conflict arising from the terms of this Article XV imposing limitations not required by section 415 of the Code), then section 415 of the Code as then in effect will supersede the provisions of this Article XV.

                               * * * * * * * * * *

      IN WITNESS WHEREOF, SELECTIVE INSURANCE COMPANY OF AMERICA has caused this instrument to be executed by its duly authorized officer on this ______ day of ________________________, ____, effective as of the 1st day of January , 1997.

                                        SELECTIVE INSURANCE COMPANY
                                        OF AMERICA

ATTEST:
                                        By:_____________________________________



By:__________________________________


                                                (CORPORATE SEAL)

                                   APPENDIX A

                     RETIREMENT INCOME PLAN FOR EMPLOYEES OF
                     SELECTIVE INSURANCE COMPANY OF AMERICA
                                AND SUBSIDIARIES

The column headings in Appendix A represent the following items:

Column A:   Name of Participant
Column B:   Social Security Number
Column C:   Monthly  amount of Retirement  Annuity  purchased  under Group
            Annuity Contract (GA 1581) in accordance with the Prior Plan as constituted on December 31, 1985.

                                   APPENDIX B

                             Participating Companies

Selective Insurance Company of America

Alta Services LLC

Consumer Health Network Plus, LLC

FloodConnect LLC

Selective Risk Managers

                                   APPENDIX C

                           Cost of Living Adjustments

The monthly retirement benefits payable under Section 4.1, 4.2, 4.4, or 4.5 of the Plan shall be adjusted for a cost-of-living increase as follows:

(a) Any Member who retired on or before December 1, 1992 (and the Beneficiaries of each such Member) shall have their monthly retirement benefit increased, effective July 1, 1996, by .08333 percent per month, multiplied by the number of complete calendar months from the date the Member (or the Member's Beneficiary) commenced benefits pursuant to Sections 4.1, 4.2, 4.4 or 4.5 of the Plan and ending on July 1, 1996, not to exceed a maximum of 84 complete calendar months. In no event shall a Member's monthly retirement benefit increase pursuant to this paragraph
      (a) by more than 7 percent. Notwithstanding anything herein to the contrary, the monthly benefit increase described in this paragraph (a) shall only be applicable to a Member who elected immediately to receive a Normal Retirement Benefit or an Early Retirement Benefit as of the date his employment with the Company terminated.

(b) Any Member who retired on or before December 1, 1989 (and the Beneficiaries of each such Member) shall have their monthly retirement benefit increased, effective January 1, 1992, by .01667 percent per month, multiplied by the number of complete calendar months from the date the Member (or the Member's Beneficiary) commenced benefits pursuant to sections 4.1, 4.2, 4.4, or 4.5 of the Plan and ending on December 31, 1991, not to exceed a maximum of 84 complete calendar months. In no event shall a Member's monthly retirement benefit increase by more than 14 percent.

(c) Any Member who retired on or before December 1, 1986 (and the Beneficiaries of each such Member) shall have their monthly retirement benefit increased, effective January 1, 1988, by .01667 percent per month multiplied by the number of complete calendar months from the date the Member (or the Member's Beneficiary) commenced benefits pursuant to sections 4.1, 4.2, 4.4, or 4.5 of the Plan and ending on December 31, 1988, not to exceed a maximum of 84 complete calendar months. In no event shall a Member's monthly retirement benefit increase pursuant to this paragraph (b) by more than 14 percent.

                                   APPENDIX D

                        Special Early Retirement Benefits

(a) Enhanced Early Retirement Benefit Supplement. The retirement benefit of an Affected Member who voluntarily elects to retire during the Window Period shall be computed in accordance with the otherwise applicable provisions of the Plan, except that for purposes of section 4.1 of the Plan (Normal Retirement Benefits) and section 4.2 of the Plan (Early Retirement Benefits), his attained age and years of Benefit Service on his Annuity Starting Date shall be deemed to be five (5) years greater than his actual age and Benefit Service as of his Annuity Starting Date.

(b)   Definitions. For purposes of this Appendix D:

      (1) "Affected Member" shall mean a Member whose employment with the Company and its Affiliate terminates during the Window Period, and who had both attained age 55 and completed at least 10 years of Benefit Service as of August 31, 1993.

      (2) "Window Period" shall mean the period commencing on July 1, 1993 and ending on August 16, 1993.

      Any capitalized term in this Appendix D and not defined herein shall have the meaning set forth in the Plan.

(c) Exceptions. The enhanced early retirement benefit or Normal Retirement Benefit provided for in this Supplement shall not apply to any Member whose employment with the Company or its Affiliate W terminates after September 1, 1993, or (ii) terminates employment for any reason other than as a result of the restructuring of the operations of the Company, including, without limitation, as a result of voluntary resignation, discharge for cause, or retirement other than as provided for in this Supplement.


                                      D-1